UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12.

SHILOH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Shiloh Industries, Inc. 880 Steel Drive Valley City, Ohio 44280 Telephone: (330) 558-2600

January 17, 2019

Dear Shiloh Stockholder:

On behalf of the Board of Directors of Shiloh Industries, Inc., you are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Shiloh Industries, Inc. (the “Company” or “we”), which will be held on Tuesday, February 26, 2019, at 9:00 a.m. EST, at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280.

We are delivering our proxy materials, which include the Notice of Annual Meeting, the Proxy Statement, and the proxy card, under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders online. As such, our proxy materials and our 2018 Annual Report on Form 10-K are available at www.envisionreports.com/SHLO.

The Notice of Annual Meeting contains instructions on how to access our proxy materials online, how to request a paper copy of the proxy materials, and how to vote your shares online or by mail. The Proxy Statement contains information about the formal business to be acted on by the Company’s stockholders at the Annual Meeting, and I urge you to read it thoroughly. As described in greater detail therein, the Board of Directors of the Company recommends that you vote as follows for each of the proposals to be voted on at the Annual Meeting.

Proposal	Board of Directors Recommendation
1. The Election of Directors	FOR
2. Ratification of Appointment of Independent Registered Public Accounting Firm for 2019	FOR
3. Advisory Vote on Named Executive Officer Compensation	FOR
4. Advisory Vote on the Frequency of an Advisory Vote on Named Executive Officer Compensation	EVERY THREE YEARS
5. Approval of the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan	FOR
6. Approval of Amendment to Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock	FOR

You may vote your shares: (1) in person at the Annual Meeting; (2) online at www.envisionreports.com/SHLO; or (3) if you request a paper copy of the Proxy Statement, by completing, dating, signing, and returning the proxy card provided. Casting your vote online as soon as possible or, if you request a paper copy of the materials, returning your proxy card as soon as possible will assure your representation at the Annual Meeting, whether or not you plan to attend. If you do attend the Annual Meeting and are a registered holder, you may revoke your proxy previously voted and vote in person. Simply attending the meeting will not revoke your proxy. Your vote is important.

Sincerely,

/s/ Ramzi Y. Hermiz

Ramzi Y. Hermiz

President and Chief Executive Officer

Shiloh Industries, Inc.

880 Steel Drive

Valley City, Ohio 44280

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 17, 2019

The Annual Meeting of Stockholders of Shiloh Industries, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, February 26, 2019, at 9:00 a.m. EST (the “Annual Meeting”), at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio 44280, for the purpose of:

1.	the election of two Class II Directors to serve a term of three years or until their successors have been duly elected and qualified;

2.	the ratification of the appointment of the Company’s independent registered public accounting firm for 2019;

3.	an advisory vote on the Company’s named executive officer compensation;

4.	an advisory vote on the frequency of an advisory vote on the Company’s named executive officer compensation;

5.	the approval of the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan;

6.	the approval of an amendment to the Company’s Restated Certificate of Incorporation in order to increase the Company’s authorized shares of common stock; and

7.	transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 8, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Kenton M. Bednarz

Kenton M. Bednarz

Secretary

The Proxy Statement is first being made available to stockholders online on or about January 17, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 2019:

The Notice of the 2019 Annual Meeting of Stockholders, the Proxy Statement, and 2018 Annual Report on Form 10-K are available online at www.envisionreports.com/SHLO.

SHILOH INDUSTRIES, INC.

880 Steel Drive

Valley City, Ohio 44280

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 2019

This Proxy Statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Shiloh Industries, Inc., a Delaware corporation (the “Company” or “we”), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on February 26, 2019 at 9:00 a.m. EST, at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280 (the “Annual Meeting”). Our proxy materials, which include the Notice of Annual Meeting, this Proxy Statement, and the proxy card are first being made available to stockholders on or about January 17, 2019.

Notice of Electronic Availability of Proxy Statement and Annual Report on Form 10-K

As permitted by the rules of the United States Securities and Exchange Commission (the “SEC”), the Company is making its proxy materials, which include this Proxy Statement, the Notice of Annual Meeting, our 2018 Annual Report on Form 10-K, and the proxy card, available to our stockholders online. On or about January 17, 2019, we will mail the Notice of Annual Meeting to our stockholders containing instructions on how to access our proxy materials online, how to request a paper copy of the proxy materials, and how to submit your proxy online or by mail.

Record Date and Voting

Our stockholders of record at the close of business on January 8, 2019, will be entitled to vote at the Annual Meeting. On that date, 23,696,705 shares of common stock, par value $0.01 per share (“Common Stock”), were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. A proxy submitted by a stockholder may indicate that the shares of Common Stock represented by the proxy are not being voted (stockholder withholding or abstaining) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares of Common Stock held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares of Common Stock subject to a proxy which are not being voted on a particular matter because of either stockholder withholding, abstaining, or broker non-votes will count for purposes of determining the presence of a quorum. An inspector of election will determine the presence of a quorum and will tabulate the results of the vote of the stockholders.

Purposes of the Annual Meeting

The Annual Meeting is being held for the following purposes:

•	the election of two Class II Directors to serve a term of three years or until their successors have been duly elected and qualified;

•	the ratification of the appointment of the Company’s independent registered public accounting firm for 2019;

•	an advisory vote on the Company’s named executive officer compensation;

•	an advisory vote on the frequency of an advisory vote on the Company’s named executive officer compensation;

•	the approval of the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan (the “2019 LTIP”);

•	the approval of an amendment to the Company’s Restated Certificate of Incorporation in order to increase the Company’s authorized shares of Common Stock; and

•	to conduct such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

Our proposals this year will be approved in three different ways:

Plurality: Each director will be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. The frequency of advisory votes on named executive officer compensation will also be determined by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the frequency of advisory votes on named executive officer compensation. You may vote for 1 Year, 2 Years, 3 Years, or “Abstain” on such proposal. Withholds, abstentions, and broker non-votes will have no effect on the election of directors or the advisory approval of the frequency of advisory votes on our named executive officer compensation.

Majority Present and Entitled to Vote. Approval of the ratification of the appointment of our independent registered public accounting firm; advisory approval of the Company’s named executive officer compensation; and approval of the 2019 LTIP will be obtained if the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” such proposals. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on these proposals. Broker non-votes will have no effect on the outcome of the advisory approval of our named executive officer compensation or approval of the 2019 LTIP. Abstentions will have the same effect as a vote against each matter.

Majority of Outstanding Shares. Approval of an amendment to the Company’s Restated Certificate of Incorporation will be obtained if a majority of the outstanding shares of Common Stock vote “FOR” such proposal. You may vote “FOR”, “AGAINST”, or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have the effect of votes against the approval of an amendment to the Company’s Restated Certificate of Incorporation

The shares of Common Stock represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares of Common Stock represented by such proxy will be voted for the proposals listed above, and, as to any other matters that properly come before the Annual Meeting, in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes.

Voting Online or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares of Common Stock are registered in your name with our transfer agent, Computershare), then you may vote either in person at the Annual Meeting or by proxy. If you decide to vote by proxy, you may vote online or, if you request a paper copy of our proxy materials, by mail and your shares of Common Stock will be voted at the Annual Meeting in the manner you direct.

The Notice of Annual Meeting provides information on how to vote online or receive a paper proxy card to vote by mail. Online voting will close at 1:00 a.m. EST on Tuesday, February 26, 2019.

For those stockholders who request and receive paper proxy materials, instructions for voting online are set forth on the proxy card or you may complete, sign, and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

Beneficial Holders

Many of our stockholders hold their shares of Common Stock through a broker, bank, or other nominee rather than directly in their own names. If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares of Common Stock, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank, or nominee who is considered the stockholder of record with respect to those shares of Common Stock. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares of Common Stock in person at the Annual Meeting unless you request and obtain a proxy from your broker, bank, or nominee. Your broker, bank, or nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or nominee on how to vote your shares of Common Stock.

Revocability of Proxies

Registered Holders

Registered holders may revoke or change a previously delivered proxy at any time before the Annual Meeting by mailing another proxy with a later date, by voting again online, or by delivering written notice of revocation of your proxy to Kenton M. Bednarz, our Secretary, at our principal executive offices on or before February 25, 2019. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered.

Beneficial Holders

If you hold shares of Common Stock in street name, you must contact the nominee that holds the shares of Common Stock on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a valid proxy as described above.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the original distribution and mailing of the solicitation materials, proxies may be solicited by the directors, officers, and employees of the Company by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Such directors, officers, and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

THE PROPOSALS

Proposal No. 1 — The Election of Directors

The Company’s Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of directors, to be as nearly equal in number of directors as possible. On May 23, 2018, the Board of Directors reduced the number of authorized directors on the Board of Directors from nine to eight. Class II consists of Cloyd J. Abruzzo and Dieter Kaesgen, and they will stand for election at this Annual Meeting of stockholders. Class III consists of Curtis E. Moll, Ramzi Y. Hermiz, and Robert J. King, and their current term of office will expire at the 2020 annual meeting of stockholders. Class I consists of Jean A. Brunol, Michael S. Hanley, and David J. Hessler, and their current term of office will expire at the 2021 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a term of three years or hold office until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause may be filled by a majority of the remaining directors then in office.

Each of the nominees is a current member of our Board of Directors and has consented to serve if elected. If any of them should become unavailable, the Board of Directors may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board of Directors’ substitute nominee and make appropriate disclosures. Alternatively, the Board of Directors may leave the position vacant.

The Board of Directors unanimously recommends that you vote FOR the election of Cloyd J. Abruzzo and Dieter Kaesgen at the Annual Meeting.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm for 2019

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate, and, when appropriate, replace our independent registered public accounting firm. In 2018, the Committee appointed Grant Thornton LLP to be our independent registered public accounting firm for the year ending October 31, 2019. See “Audit Committee Report” and “Fees Paid to Grant Thornton LLP and Audit Committee Pre-Approval Policies and Procedures” for additional information on Grant Thornton LLP’s services provided to us in 2018.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of Grant Thornton LLP is not necessary. However, the Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton LLP, the Committee may in its sole discretion terminate the engagement of Grant Thornton LLP and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending October 31, 2019.

Proposal No. 3 — Advisory Vote on Named Executive Officer Compensation

The Board of Directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules (commonly known as a “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2016 annual meeting of stockholders, over 90% of stockholders voted in favor of holding say-on-pay votes every three years. In light of this result and other factors considered by the Board of Directors, the Board of Directors determined that the Company would hold advisory say-on-pay votes every three years until the next required advisory vote on such frequency, which must be held no later than 2019.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation program is designed to recruit, motivate, and retain outstanding talent that will deliver exceptional products to our customers and will lead to sustained high performance and value for our stockholders. Under this program, the total compensation earned by our executives depends on the competitive range of median total compensation offered by similarly sized companies from within the manufacturing sector and the achievement of Company and individual performance targets designed to enhance stockholder value. We believe our compensation programs are also structured appropriately to support our business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis,” beginning on page 32, and the “Compensation Tables and Related Disclosures,” beginning on page 42, for additional details about our named executive officer compensation program, including information related to the compensation determinations for 2019.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. We value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC.

Proposal No. 4 — Advisory Vote on the Frequency of an Advisory Vote on Named Executive Officer Compensation

At the 2013 annual meeting, our stockholders were asked how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal No. 3 above. Under the rules of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to ask our stockholders every six years to vote on whether to seek an advisory vote on the compensation of our named executive officers once every one, two, or three years. At the 2013 annual meeting, our stockholders voted in favor of an advisory vote on compensation every three years, which was consistent with the recommendation of our Board of Directors.

After considering the matter, our Board of Directors has reconfirmed its support for an advisory vote on named executive officer compensation every three years as the most appropriate alternative for the Company at this time.

•

A three-year time horizon will provide shareholders sufficient time to evaluate the effectiveness of our short- and long-term executive compensation program, our performance, and our compensation strategies and related decisions.

•

We believe that a three-year time horizon provides our compensation committee sufficient time to measure our long-term performance, thoughtfully evaluate shareholder input, and effectively implement any desired changes to our executive compensation program.

The Board of Directors will review this issue as circumstances evolve over time and may decide that it is in the best interests of the stockholders and the Company to hold the advisory vote more or less frequently than the option that receives the most support from stockholders.

Although the vote on the frequency of advisory votes on named executive officer compensation is not binding on the Board of Directors or the Company in any way, we value the opinions of our stockholders and will carefully consider our stockholders’ preference.

The Board of Directors unanimously recommends that you vote for the Company to conduct future advisory votes on named executive officer compensation EVERY THREE YEARS.

Proposal No. 5 — Approval of the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan

The stockholders are being asked to approve the 2019 LTIP to replace the Shiloh Industries, Inc. 2016 Equity and Incentive Compensation Plan (the “2016 LTIP”) under which we grant equity awards. The 2019 LTIP incorporates changes resulting from the Tax Cuts and Jobs Act of 2017 (“TCJA”) as they relate to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to make certain other revisions related to the definition of a change in control. As discussed below, the 2019 LTIP includes a share reserve of 1,500,000 shares of Common Stock available for issuance which is equal to the original share reserve of the 2016 LTIP. Appendix A to this Proxy Statement sets forth the full text of the 2019 LTIP.

When originally adopted by our Board of Directors and approved by our stockholders, the 2016 LTIP provided for a number of shares of Common Stock available for issuance equal to 1,500,000 shares of Common Stock, minus one share for every one share subject to an award granted under the Amended and Restated 1993 Key Employee Stock Incentive Plan (as amended and restated as of December 10, 2009) (the “1993 Plan”) between October 31, 2015 and the effective date of the 2016 LTIP. As of January 8, 2019, there remained 376,905 shares of our Common Stock available for awards granted under the 2016 LTIP. There are no shares of Common Stock available for grant under any other Company equity incentive plan.

The 2019 LTIP authorizes the Compensation Committee to provide equity-based compensation in the form of the following types of awards: stock options, appreciation rights, restricted shares, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards denominated or payable in, or otherwise based on shares of Common Stock or factors that may influence the value of our shares of Common Stock, plus cash incentive awards, for the purpose of providing our officers, directors, key employees, and consultants, and those of our subsidiaries, incentives and rewards for performance (collectively, “Awards”). Some of the key features of the 2019 LTIP that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to recruit, motivate, and retain officers, directors, and key employees and that the ability to provide equity-based and cash-based incentive awards under the 2019 LTIP is critical to achieving this success. The use of our Common Stock as part of our compensation program is also important to the Company’s continued success because equity-based awards link compensation with stockholder value creation and reward participants based on Company performance. It is the Company’s goal that the 2019 LTIP will (i) motivate our officers, directors, and key employees to improve the business results and earnings of the Company by providing such persons an opportunity to acquire or increase and maintain a direct proprietary interest in the operations and future success of the Company; and (ii) align the interests of our officers, directors, and key employees with those of our stockholders by reinforcing the relationship between compensation and stockholder gains through the achievement by Award recipients of, as applicable, short-term objectives and long-term goals.

Given the importance of equity-based incentive awards to the performance of the Company, the Board of Directors believes that it is in the best interest of the Company and its stockholders to offer Awards to officers, directors, key employees, and consultants in accordance with the terms of the 2019 LTIP. Therefore, the Board of Directors believes that the adoption of the 2019 LTIP for new Awards is necessary and appropriate. The Board of Directors also believes that it is in the best interest of the Company and its stockholders to amend certain provisions related to performance based awards in connection with changes to Section 162(m) of the Code, as a result of the TCJA and to make certain other revisions related to the definition of a change in control.

If approved by our stockholders, awards previously granted under the 2016 LTIP would remain outstanding pursuant to the terms of the 2016 LTIP. The remaining shares of Common Stock under the 2016 LTIP would be rolled into the 2019 LTIP and would become available for grant thereunder. Under the 2019 LTIP, 1,500,000 shares of Common Stock will be available for issuance.

The Compensation Committee approved the 2019 LTIP on December 17, 2018, subject to stockholder approval at the Annual Meeting. If our stockholders approve the 2019 LTIP, it would become effective as of February 26, 2019 and immediately become available for equity issuances thereunder.

Key Features Protecting Stockholder Interests and Promoting Effective Corporate Governance

The 2019 LTIP includes the following features to protect our stockholders’ interests and to ensure effective corporate governance:

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Limited Share Recycling Provisions. If any Award granted under the 2019 LTIP is canceled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such Award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under the 2019 LTIP. The following shares of Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the 2019 LTIP: (1) shares withheld by us in payment of the exercise price of an option; (2) shares tendered or otherwise used in payment of an option’s exercise price; (3) shares withheld by us or tendered or otherwise used to satisfy tax withholding obligations; (4) shares subject to appreciation rights that are not actually issued in connection with settlement on exercise thereof; and (5) shares that are repurchased by us with stock option proceeds. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares of Common Stock available under the 2019 LTIP.

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Non-employee director compensation limit. The 2019 LTIP provides for a $500,000 non-employee director compensation limit for all Award types (e.g., all cash and equity-based compensation) in any single calendar year.

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Minimum one-year vesting. The 2019 LTIP requires that all Awards have a minimum vesting period of one year from the grant date, except for Awards covering up to 5% of the maximum number of shares of Common Stock available for Awards under the 2019 LTIP.

•	No discounted stock options. The 2019 LTIP prohibits us from granting stock options with an exercise price less than the fair market value of the Common Stock on the grant date.

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No repricing of stock options or appreciation rights. The 2019 LTIP prohibits the repricing of stock options and appreciation rights either by payment in cash, amendment of an award agreement, or by substitution of a new option award or appreciation rights at a lower price, in each case, without stockholder approval.

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Double trigger vesting on a change in control where Awards are assumed or substituted. In the event of a change of control, if the successor/acquirer company assumes or substitutes an Award in a manner described in the underlying Award, accelerated vesting only occurs upon involuntary termination other than for cause or if the participant terminates his or her employment for good reason within a specified period of the change in control. In the event the successor/acquirer company does not assume or substitute an Award, accelerated vesting is permitted.

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No dividend equivalents or dividends on options or unvested Awards. The 2019 LTIP prohibits the payment of dividends or dividend equivalents on options. The 2019 LTIP permits the payment of dividends or dividend equivalents on restricted share awards only after the vesting of the underlying award.

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Independent committee administration. The 2019 LTIP is administered by the Compensation Committee, whose members are independent under Nasdaq Listing Rules and satisfy the “non-employee director” requirements of Rule 16b-3 of the Exchange Act.

Summary of Other Material Terms of the 2019 LTIP

Administration

The 2019 LTIP is generally administered by the Compensation Committee (or its successor), or any other committee of the Board of Directors designated by the Board of Directors to administer the 2019 LTIP. References to the “Committee” in this Proposal No. 5 refer to the Compensation Committee or such other committee designated by the Board of Directors, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2019 LTIP to any subcommittee thereof. Any interpretation, construction, and determination by the Committee of any provision of the 2019 LTIP, or of any agreement, notification, or document evidencing the grant of Awards under the 2019 LTIP, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2019 LTIP, authorize one or more officers of the Company to (1) designate employees to be recipients of Awards under the 2019 LTIP; and (2) determine the size of such Awards. However, the Committee may not delegate such responsibilities to officers for Awards granted to officers, directors, or 10% or more beneficial owners of the Company’s Common Stock who are subject to the reporting requirements of Section 16 of the Exchange Act.

Eligibility

Any person who is selected by the Committee to receive benefits under the 2019 LTIP and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2019 LTIP. In addition, consultants to the Company or any of its subsidiaries that satisfy the Form S-8 definition of “employee”, and non-employee directors of the Company, may also be selected to participate in the 2019 LTIP. As of the date of this Proxy Statement, there were approximately 91 employees, 0 consultants, and 8 non-employee directors of the Company expected to participate in the 2019 LTIP.

Types of Awards Available for Grant under the 2019 LTIP

The 2019 LTIP provides for the grant of the following Award types:

•	Stock options (including “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”));

•	Appreciation Rights;

•	Restricted shares;

•	RSUs;

•	Cash incentive awards;

•	Performance shares or performance units;

•	Other stock-based awards under the 2019 LTIP; or

•	Dividend equivalents paid with respect to Awards under the 2019 LTIP;

Each grant of an Award under the 2019 LTIP will be evidenced by an agreement, certificate, resolution, or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards (in each case, an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2019 LTIP.

Share Reserve

When initially adopted, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the 2019 LTIP shall be 1,500,000 shares of Common Stock.

Other Share Limits Under the 2019 LTIP

The 2019 LTIP further provides that:

•	We cannot issue to any one person more than 500,000 shares of Common Stock in the form of options or appreciation rights under the 2019 LTIP in any calendar year.

•	We cannot issue to any one person more than 350,000 shares of Common Stock under Awards other than options that are denominated in RSUs, performance shares, or other Awards in any calendar year.

•	We cannot issue to any one person Awards payable in cash having an aggregate maximum value as of the date of grant for more than $6,000,000 in any calendar year.

•

As we described above under “Key Features Protecting Stockholder Interests and Promoting Effective Corporate Governance—Non-employee director compensation limit,” no non-employee director may receive Awards for service as a director in excess of $500,000 per year.

•

If any Award granted under the 2019 LTIP is canceled or forfeited, expires, or is settled for cash (in whole or in part), the shares of Common Stock subject to the Award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available for issuance under the 2019 LTIP.

•

With respect to awards previously granted by a company acquired by us, we can issue replacement Awards to such acquired employees, and those replacement Awards do not count against the shares available for issuance under the 2019 LTIP.

Stock Options

A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2019 LTIP may consist of either an Incentive Stock Option, a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our subsidiaries. Except with respect to Awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.

Each Evidence of Award for a grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the applicable vesting and forfeiture provisions. However, no grant of stock options may become exercisable sooner than after one year. A grant of stock options may provide for the earlier exercise of the stock options, including in the event of retirement, death, or disability of the participant or in the event of certain qualifying events occurring after a change in control of the Company (as described below).

Any grant of stock options may require the achievement of management objectives as a condition to the exercise of the stock options. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (1) cash or check acceptable to the Company, or wire transfer of immediately available funds; (2) the actual or constructive transfer to the Company of shares of Common Stock owned by the participant (or certain other consideration permitted under the 2019 LTIP) with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; and (5) such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates. Stock options granted under the 2019 LTIP may not provide for dividends or dividend equivalents.

Appreciation Rights

The 2019 LTIP provides for the grant of appreciation rights. An appreciation right is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Stock on the date of exercise.

Each grant of an appreciation right will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. However, no grant of appreciation rights may be exercisable sooner than after one year. A grant of appreciation rights may provide for earlier exercise, including in the case of retirement, death, or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below). Any grant of appreciation rights may require the achievement of management objectives as a condition to the exercise of such appreciation rights. An appreciation right may be paid in cash, shares of Common Stock, or any combination thereof. Except with respect to Awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of an appreciation right may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an appreciation right may not extend more than ten years from the date of grant. Appreciation rights granted under the 2019 LTIP may not provide for dividends or dividend equivalents.

Restricted Shares

Restricted shares constitute an immediate transfer of the ownership of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting, and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant. If the elimination of the restrictions is based solely on the passage of time, the period of time will be no shorter than one year.

Any grant of restricted shares may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted shares, but restrictions that vest upon the achievement of management objectives may not terminate sooner than after one year. Any grant of restricted shares may require that any or all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically deferred and reinvested in additional restricted shares, which may be subject to the same restrictions as the underlying restricted shares. However, dividends or other distributions on restricted shares with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant of restricted shares will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

Any grant or sale of restricted shares may provide for the earlier termination of restrictions on such restricted shares, including in the event of retirement, death, or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below).

RSUs

RSUs awarded under the 2019 LTIP constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination thereof, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Stock on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a current, deferred, or contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant of an RSU award will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. Each grant of RSUs will specify that the amount payable with respect to such RSUs will be paid in cash, shares of Common Stock, or a combination of the two.

The restriction period applicable to any grant of RSUs may not terminate sooner than after one year. Any grant or sale of RSUs may provide for the earlier lapse or other modification of the restriction period, including in the event of retirement, death, or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below).

Cash Incentive Awards, Performance Shares, and Performance Units

Cash incentive awards, performance shares, and performance units may also be granted to participants under the 2019 LTIP. A cash incentive award is a cash award, a performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards, when granted under the 2019 LTIP, become payable to participants upon the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of cash incentive awards, performance shares, or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, shares of Common Stock, restricted shares, RSUs, or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Each grant of cash incentive awards, performance shares, or performance units will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time (not less than one year) determined by the Committee on the grant date. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death, or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below).

Other Awards

The Committee may grant such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for Common Stock, awards with value, and payment contingent upon performance of the Company or specified subsidiaries, or affiliates or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of the subsidiaries or affiliates of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Stock delivered under an award in the nature of a purchase right granted under the 2019 LTIP will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes, or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any Other Awards granted under the 2019 LTIP. The Committee may also grant shares of Common Stock as a bonus, or may grant Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2019 LTIP or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.

If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based on the achievement of management objectives, the earning, vesting, or restriction period may not terminate sooner than after one year. Any grant of Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below).

Change in Control

The 2019 LTIP includes “double-trigger” acceleration provisions with respect to the vesting of Awards in connection with a change in control of the Company. Under the 2019 LTIP, the vesting of Awards will accelerate in connection with a change in control only where either (1) within a specified period the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason; or (2) the Award is not assumed or converted into a replacement Award in a manner described in the Evidence of Award.

In general, except as may be otherwise prescribed by the Committee in any Evidence of Award, a change of control will be deemed to have occurred if a person or group becomes the beneficial owner of 35% or more of our then-outstanding shares of Common Stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors (“Outstanding Voting Securities”), provided, however, that the following acquisitions shall not constitute a change in control: (1) the acquisition by MTD Products Inc (“MTD Products”), MTD Holdings Inc (“MTD Holdings”), any subsidiaries or related parties thereof or any employee benefit plan sponsored thereby (collectively, the “MTD Entities”); (2) any acquisition by the Company which results in one or more MTD Entities becoming a 35% or greater beneficial owner of outstanding Common Stock or Outstanding Voting Securities; (3) any acquisition by any employee benefit plan sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction that meets certain requirements outlined in the 2019 LTIP related to the beneficial ownership percentage of MTD Entities and other persons and the composition of the Board of Directors at the time the transaction was approved. In addition, change in control includes (i) a change in composition of the Board of Directors during any 12 month period as a result of which individuals who constituted members of the Board of Directors cease to constitute at least a majority of the Board of Directors, unless their replacements are approved as described in the 2019 LTIP (subject to certain exceptions); or (ii) the consummation of a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions, including some relating to the beneficial ownership of MTD Entities.

Transferability of Awards

Except as otherwise provided by the Committee, no stock option, appreciation right, restricted share, RSU, cash incentive award, performance share, performance unit, Other Award, or dividend equivalents paid with respect to Awards made under the 2019 LTIP may be transferred by a participant except by will or the laws of descent and distribution. In no event will any such Award granted under the 2019 LTIP be transferred for value. Except as otherwise determined by the Committee, stock options and appreciation rights will be exercisable during the participant’s lifetime only by him or her, or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify at the grant date that all or part of the shares of Common Stock that are subject to Awards under the 2019 LTIP will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions

The Committee will make or provide for such adjustments in: (1) the numbers of shares of Common Stock covered by outstanding stock options, appreciation rights, restricted shares, RSUs, performance shares, and performance units granted under the 2019 LTIP; (2) if applicable, the number of shares of Common Stock covered by Other Awards granted pursuant to the 2019 LTIP; (3) the exercise price or base price provided in outstanding stock options and appreciation rights; (4) the kind of shares covered thereby; (5) cash incentive awards; and (6) other award terms, as the Committee in its sole discretion in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee will provide in substitution for any or all outstanding Awards under the 2019 LTIP such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or appreciation right with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or appreciation right without any payment to the person holding such stock option or appreciation right. The Committee will make or provide for such adjustments to the numbers and kind of shares available for issuance under the 2019 LTIP and the share limits of the 2019 LTIP as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Detrimental Activity and Recapture

Any Evidence of Award may provide for the cancellation or forfeiture and repayment to us of any Award or gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service engages in any detrimental activity, as determined by the Committee in its sole discretion. In addition, any Evidence of Award may provide for cancellation or forfeiture of an Award or the forfeiture and repayment of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded.

Grants to Non-U.S. Based Participants

In order to facilitate the making of any grant or combination of grants under the 2019 LTIP, the Committee may provide for such special terms for Awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. The Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the 2019 LTIP (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments, or restatements may include any provisions that are inconsistent with the terms of the 2019 LTIP as then in effect unless the 2019 LTIP could have been amended to eliminate such inconsistency without further approval by our stockholders.

Effective Date of the 2019 LTIP

The 2019 LTIP will become effective on the date it is approved by the Company’s stockholders.

Amendment and Termination of the 2019 LTIP

The Board of Directors generally may amend the 2019 LTIP from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2019 LTIP; (2) would materially increase the number of shares which may be issued under the 2019 LTIP; (3) would materially modify the requirements for participation in the 2019 LTIP; or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the Nasdaq Listing Rules, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2019 LTIP’s prohibition on repricing, the Committee generally may amend the terms of any Award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2019 LTIP, no such amendment may be taken that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2019 LTIP (and notwithstanding the 2019 LTIP’s minimum vesting requirements), including in the case of termination of employment due to death, disability, or retirement, in the case of unforeseeable emergency or other special circumstances, or in the event of a change in control of the Company, the Committee may accelerate the vesting of certain Awards granted under the 2019 LTIP.

The Board of Directors may, in its discretion, terminate the 2019 LTIP at any time. Termination of the 2019 LTIP will not affect the rights of participants or their successors under any Awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2019 LTIP more than ten years after the effective date of the 2019 LTIP, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the 2019 LTIP.

U.S. Federal Income Tax Consequences

Tax Consequences to Participants

Restricted Shares: The recipient of restricted shares generally is subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Cash Incentive Awards, Performance Shares, and Performance Units: No income generally will be recognized upon the grant of cash incentive awards, performance shares, and performance units. Upon payment in respect of the earn-out of cash incentive awards, performance shares, or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

Nonqualified Stock Options: In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted; at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares of Common Stock, if unrestricted, on the date of exercise; and at the time of sale of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares of Common Stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of Common Stock have been held.

Incentive Stock Options: No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of Common Stock at the time of exercise (or, if less, the amount realized on the disposition of such shares of Common Stock in a sale or exchange) over the exercise price paid for such shares of Common Stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights: No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares of Common Stock are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares of Common Stock will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not in excess of the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

If our stockholders approve the 2019 LTIP, we intend to file a registration statements on Form S-8 covering the 1,500,000 shares of Common Stock available for issuance.

New Plan Benefits

Awards under the 2019 LTIP will be made at the discretion of the Compensation Committee. Accordingly, we cannot currently determine the amount of Awards that will be made under the 2019 LTIP. The table below sets forth: (1) in the first column, the payouts of the cash incentive awards granted in the fiscal year 2016 program under the LTIP (fiscal year 2016-2018 performance period); (2) in the second column, the dollar value of the restricted Common Stock granted in the fiscal year 2018 program under the LTIP; and (3) in the third column, the number of shares of the restricted Common Stock granted in the fiscal year 2018 program under the LTIP. These payouts and awards may not be indicative of future grants under the 2019 LTIP. The Awards summarized below would not have changed if the 2019 LTIP had been in place, and, for our named executive officers, are based on stock awards and non-equity incentive plan compensation as set forth in the 2018 Summary compensation table.

Name and Position	Payout of Cash Incentive Award (1)	Dollar Value of Restricted Common Stock Award (2)	Number of Shares of Restricted Common Stock (3)
Ramzi Y. Hermiz, President and Chief Executive Officer	$369,750	$400,000	45,532
Lillian Etzkorn, Senior Vice President and Chief Financial Officer	$0	$0	0
Gary DeThomas, Vice President Corporate Controller	$19,140	$47,640	5,423
W. Jay Potter, Former Senior Vice President and Chief Financial Officer	$0	$99,500	11,326
All executive officers as a group	$644,453	$1,271,000	144,678
All non-employee directors as a group	$0	$0	0
Employees, other than executive officers, as a group	$0	$744,024	84,695

(1)	Payout of cash incentive awards granted in the fiscal year 2016 program under the LTIP (fiscal year 2016-2018 performance period).
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(3)	The number of shares awarded for the fiscal year 2018 program under the 2016 LTIP.

The Board of Directors unanimously recommends that you vote FOR the approval of the 2019 LTIP, as disclosed in this Proxy Statement.

Proposal No. 6 — Approval of Amendment to Restated Certificate of Incorporation

to Increase Authorized Shares of Common Stock

The Company’s Restated Certificate of Incorporation (the “Certificate”) currently authorizes the Company to issue 50,000,000 shares of Common Stock. The Board of Directors has unanimously approved an amendment to the Certificate (the “Amendment”) that would increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 shares of Common Stock to 75,000,000 shares of Common Stock, representing an increase of 25,000,000 shares of authorized Common Stock.

The following table describes the allocation of our currently authorized Common Stock among issued, reserved, and unreserved shares of Common Stock as of January 8, 2019:

Category
Authorized	50,000,000
Less: Issued and outstanding	23,696,705
Available for issuance	26,303,295
Less: Shares of Common Stock reserved for future issuance under the Shiloh Industries, Inc. 2016 Equity and Incentive Compensation Plan	376,905
Unissued, unreserved shares of Common Stock	25,926,390

Reasons for the Increase in Authorized Shares of Common Stock

Our Board of Directors believes that the proposed increase in authorized Common Stock will make sufficient shares of Common Stock available to provide the additional flexibility necessary to pursue our strategic objectives. The additional shares of Common Stock authorized under the Amendment may be used for various purposes. For example, in July 2017, we completed an underwritten public offering of 5,250,000 newly issued shares of our Common Stock for net proceeds of approximately $40.23 million to be used to repay outstanding indebtedness under our revolving credit facility. The Company could elect to use the additional shares of Common Stock for another such offering in the future or for various other strategic purposes.

Effects of the Increase in Authorized Shares of Common Stock

The additional Common Stock proposed to be authorized pursuant to the Amendment would have rights identical to the currently outstanding shares of our Common Stock. Approval of this Proposal No. 6 would not affect the rights of the holders of currently outstanding shares of our Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding if such additional authorized shares of Common Stock are issued, such as dilution of any earnings per share and voting rights of current holders of Common Stock. The additional shares of Common Stock authorized by the approval of this Proposal No. 6 and the filing of the Amendment could be issued by our Board of Directors without further vote of our stockholders except as may be required in particular cases by the Certificate, applicable law, regulatory agencies, or the Nasdaq Listing Rules. Under the Certificate, stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock in order to maintain their proportionate ownership interests in the Company.

The Board of Directors unanimously recommends that you vote FOR the approval of the Amendment to increase authorized shares of Common Stock.

THE BOARD OF DIRECTORS

Information regarding the nominees for director and the continuing directors of the Company is set forth below:

Name	Age	Position(s)	Audit	Compensation	Executive	Finance	Nominating and Corporate Governance	Strategic Planning and Technology
Curtis E. Moll	79	Chairman of the Board of Directors			C
Cloyd J. Abruzzo	68	Director	X	C		X	X
Jean A. Brunol	66	Director	X	X				C
Michael S. Hanley	63	Director	C	X			C	X
Ramzi Y. Hermiz	53	Director			X			X
David J. Hessler	75	Director				X		X
Dieter Kaesgen	82	Director				X		X
Robert J. King, Jr.	63	Director			X	C	X
Number of fiscal year 2018 meetings			7	4	0	4	4	4

C - Chair                X - Member

Directors Nominated for Election

CLOYD J. ABRUZZO has served as a director of the Company since March 2004. Mr. Abruzzo retired in December 2003 from Stoneridge, Inc., a global designer and manufacturer of specialty electrical components and systems for the automotive and commercial vehicle markets. From May 1993 until his retirement, Mr. Abruzzo was a director and President and Chief Executive Officer of Stoneridge. Mr. Abruzzo joined Stoneridge in 1980 and held several positions prior to becoming President and Chief Executive Officer in May 1993.

In addition to his professional experience described above, the Board of Directors believes that Mr. Abruzzo’s qualifications to serve as a director include his in-depth industry knowledge, business acumen, and leadership, which strengthens the Board of Directors’ collective qualifications, skills, and experience. He is a Certified Public Accountant in Ohio and is a member of the American Institute of Certified Public Accountants (AICPA).

DIETER KAESGEN became a director of the Company in May 2002, previously serving as a director of the Company from December 1995 until December 1999. Currently, Mr. Kaesgen is a director of Oak Tree Holdings LLC (“Oak Tree Holdings”), a beneficial owner of approximately 33.4% of the issued and outstanding Common Stock of the Company as of January 2, 2019. Prior to his current positions, Mr. Kaesgen was employed with MTD Products, an outdoor power equipment manufacturer and subsidiary of Oak Tree Holdings, since 1962 in various operational capacities including the following: (1) Executive Vice President and Chief Operating Officer of MTD Products from August 1988 to October 1996; (2) President of the Consumer Products Group of MTD Products from October 1996 until January 2001; (3) President and Chief Operating Officer of MTD Products from January 2001 until January 2005; (4) Special Assistant to the Chairman of the Board of MTD Products from January 2005 until February 2009; and (5) director of MTD Holdings and MTD Products from February 2009 until January 2019.

Mr. Kaesgen has been active in the affairs of the Company for many years. In addition to his experience and business background described above, the Board of Directors believes that Mr. Kaesgen’s qualifications to serve as a director include his historical internal knowledge of the Company, which provides an important perspective of the Company’s business to the Board of Directors and strengthens its collective qualifications, skills, and experience.

Continuing Directors

CURTIS E. MOLL has served as a director of the Company since it was formed in April 1993 and became Chairman of the Board of Directors in April 1999. From 1980 through January 2010, Mr. Moll served as the Chairman of the Board and Chief Executive Officer of MTD Products and served as a director thereafter until January 2019. Mr. Moll is a director of MTD Holdings and was previously Chairman of the Board and Chief Executive Officer until January 2019. Mr. Moll is President and Chairman of the Board of Oak Tree Holdings, a beneficial owner of approximately 33.4% of the issued and outstanding Common Stock of the Company as of January 2, 2019. Mr. Moll formerly served as a director of AGCO Corporation, a manufacturer of agricultural machinery, and The Sherwin-Williams Company, a manufacturer of paint products.

Mr. Moll has been active in the affairs of the Company since the Company was formed. In addition to his experience and business background described above, the Board of Directors believes that Mr. Moll should serve as a director because he has extensive experience in the manufacturing, distribution, and automotive industries, which provides a historical as well as an internal perspective of the Company’s business to the Board of Directors. Additionally, Mr. Moll has leadership and management experience and has served as a member of the board of two other publicly traded companies.

JEAN A. BRUNOL has served as a director of the Company since 2013. Mr. Brunol currently serves as director of Ashok Leyland Limited, a publicly traded company that is the second largest commercial vehicle manufacturer in India. He serves as a board member for the audit, technology, investment, and independent director committees and has served in such positions since 2012. Mr. Brunol served as Senior Vice President and Strategy Board Member of Federal-Mogul Corporation, a publicly held company that designs, engineers, manufactures, and distributes technologies to improve fuel economy, reduce emissions, and enhance vehicle safety, from 2005 until 2012. Prior to 2005, Mr. Brunol served at Iveco, the commercial vehicle manufacturer of the Fiat Group, as Senior Vice President Product and Business Strategy, International Operations. Prior to this position, Mr. Brunol served as Chief Executive Officer of SAFT, a worldwide high technology battery company. Mr. Brunol is a board member of Houghton International, a privately held manufacturer of advanced metalworking fluids, and serves as Chairman of its compensation committee. Mr. Brunol was the President of the French Society of Automotive Engineers until May 2016.

In addition to his professional experience described above, the Board of Directors believes that Mr. Brunol’s qualifications to serve as a director include his in-depth industry knowledge, business acumen, and international experience. Mr. Brunol has held a variety of senior management positions in the automotive supply and manufacturing industries.

MICHAEL S. HANLEY has served as a director of the Company since 2014. Mr. Hanley currently serves as director of BorgWarner, a leading global supplier of highly engineered automotive systems and components primarily for powertrain applications, and has served in such position since November 2016. He also serves as chairman of the audit committee for BorgWarner. Mr. Hanley retired from Ernst and Young LLP (“EY”) in 2014 where he served as the Global Automotive Leader from 2003 to 2014. In this role, Mr. Hanley was responsible for developing the firm’s automotive industry strategy and initiatives worldwide. As a Certified Public Accountant and during his 37 year career at EY, Mr. Hanley provided assurance and advisory services to many global automotive clients, including vehicle manufacturers, component suppliers, and aftermarket manufacturers.

In addition to his professional experience described above, the Board of Directors believes that Mr. Hanley’s qualifications to serve as a director include his experience as a speaker on the state of the automotive industry. Mr. Hanley has led conferences and executive discussions covering global and regional automotive megatrends, urban mobility, and doing business in developing markets.

RAMZI Y. HERMIZ was appointed as President and Chief Executive Officer of the Company effective September 2012 and elected to the Board of Directors in 2013. Prior to joining the Company, Mr. Hermiz served as Senior Vice President, Vehicle Safety and Protection of Federal-Mogul since 2009. He was also a member of Federal-Mogul’s Strategy Board since 2005. He served as Federal-Mogul’s Senior Vice President, Aftermarket Products and Services from 2007 to 2009 and Senior Vice President of Sealing Systems from 2005 to 2007.

The Board of Directors believes Mr. Hermiz’s qualifications to serve as a member include his extensive leadership experience in the automotive supply industry, which includes overseeing all phases of operations, as well as his unique position as President and Chief Executive Officer of the Company. Mr. Hermiz’s leadership, financial and operational experience, and his intimate understanding of the Company’s operations strengthen the Board of Directors’ collective qualifications, skills, and experience.

DAVID J. HESSLER has served as a director of the Company since it was formed in April 1993 and served as Secretary of the Company until March of 2016. Mr. Hessler is a Senior Partner in the law firm of Wegman, Hessler & Vanderburg, and has worked at the firm or its predecessors since 1968. In addition, Mr. Hessler is currently serving as Secretary of Oak Tree Holdings, a beneficial owner of approximately 33.4% of the issued and outstanding Common Stock of the Company as of January 2, 2019, and served as a director of MTD Holdings through January 2011 and Secretary of MTD Holdings until January 2019. Mr. Hessler has also served as the Secretary of MTD Products from 1977 through January 2003. Mr. Hessler served as director of such entity from January 2003 through January 2006.

Mr. Hessler has counseled clients in governance and business matters in his role as a lawyer, including serving the Company as a legal adviser since the Company’s formation. In addition to his legal and management experience described above, the Board of Directors believes that Mr. Hessler’s qualifications to serve as a director include his thoughtful analysis, sound judgment, and insight into best practices. In addition, his extensive professional experiences strengthen the Board of Directors’ collective qualifications, skills, and experience.

ROBERT J. KING, JR. has served as a director of the Company since February 2005. In September 2009, Mr. King was appointed President and Chief Executive Officer of Park View Capital Corp. and Park View Federal Savings Bank and served in that capacity until its sale to FNB Corp. in October 2013. Park View Capital Corp. was the public parent of Park View Federal Savings Bank, a Northeast Ohio regional bank. Since the sale, Mr. King has served as a Senior Advisor to FNB Corp., a financial services corporation. From October 2006 to September 2009, Mr. King was Senior Managing Director of FSI Group, Inc., a manager of private equity funds. From January 2006 to October 2006, Mr. King served as managing director of Western Reserve Partners LLC, an investment banking firm. Mr. King retired in January 2005 from Fifth Third Bancorp, a diversified financial services company. From August 1997 until his retirement, Mr. King was President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio). Mr. King also served as Regional President of Fifth Third Bank from June 2002 until his retirement. From 1990 through July 1997, Mr. King served as President and Chief Executive Officer of Fifth Third Bank (Northwestern Ohio). Mr. King joined Fifth Third Bank in 1975 and held a variety of positions prior to becoming President and Chief Executive Officer (Northwestern Ohio). Mr. King is a director of Oak Tree Holdings, MTD Holdings, The Andersons, Inc., and Medical Mutual of Ohio.

The Board of Directors believes Mr. King’s qualifications to serve as a director include his extensive experience implementing acquisition strategies, financial transactions, and capitalization initiatives throughout his career. His industry and leadership experience from both an operational and financial perspective strengthen the Board of Directors’ collective qualifications, skills, and experience.

Structure

Currently, Mr. Hermiz serves as President and Chief Executive Officer (“CEO”) of the Company and Mr. Moll serves as Chairman of the Board of Directors. The Board of Directors does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board of Directors because the Board of Directors believes it is in the best interests of the Company to make that determination as needed based on the position and direction of the Company and the membership of the Board of Directors. At this time, the Board of Directors has determined that having a separate director, who is not also serving as the Company’s CEO, serve as Chairman is in the best interest of the Company’s stockholders. The Board of Directors believes that this structure is conducive to a greater role for the non-executive directors in the oversight of the Company and active participation of all the directors in setting agendas and establishing Board of Director priorities and procedures. Further, this structure promotes the President and CEO’s focus on the strategic direction and management of the Company’s day-to-day operations.

The Board of Directors held five meetings in fiscal year 2018. All of the directors attended at least 75% of the total meetings held by the Board of Directors and by all committees on which they served in fiscal year 2018. Although the Company does not have a policy with respect to attendance by the directors at the Annual Meeting, directors are encouraged to attend. Eight members of the Board of Directors attended the 2018 annual meeting of stockholders.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors oversees the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee regularly reviews enterprise-wide risk management matters, systems of internal accounting controls, audit plans and results, financial and accounting risks, legal and compliance risks, and other risk management functions. The Compensation Committee considers risks related to the recruitment and retention of talent and related to the design of compensation programs and arrangements. The Compensation Committee and management believe that the Company maintains appropriate compensation policies and practices so as not to have a material adverse effect on the Company or encourage excessive risk taking. The full Board of Directors considers strategic risks and opportunities and regularly receives reports from management on risk and from the committees regarding risk oversight in their areas of responsibility.

Director Independence and Qualifications

The Company defines an “independent” director in accordance with the Nasdaq Listing Rules. To be considered “independent,” a director must be determined by the Board of Directors to have no relevant material relationship with the Company, other than as a director of the Company. As the concern is independence from management, the Board of Directors does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. The Board of Directors has made an affirmative determination that each of Messrs. Abruzzo, Brunol, Goodrich (who retired on March 10, 2018), Hanley, Hessler, Kaesgen, King, and Moll are independent under Nasdaq Listing Rules. The independent directors meet regularly in executive session.

The Board of Directors, in consultation with the Nominating and Corporate Governance Committee, periodically reviews the desired skills and characteristics for directors as well as the composition of the Board of Directors as a whole. As part of this assessment, the Board of Directors considers each director’s qualifications and independence, as well as diversity, age, skill, and experience in the context of the needs of the Board of Directors. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so. The Board of Directors does not have a formal policy specifically focusing on the consideration of diversity;

however, diversity is one of the many factors that the Board of Directors considers when identifying candidates. Generally, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of incumbent directors who continue to satisfy the criteria for membership on the Board of Directors and continue to make important contributions to the Board. The Nominating and Corporate Governance Committee will also consider nominees suggested by directors and management. Ultimately, the Board of Directors will consider prospective nominees that the Board of Directors believes will be effective, in collaboration with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s stockholders.

The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board of Directors and the small turnover of its members historically, the Board of Directors addresses the need to retain members and fill vacancies after discussion among current members and the Company’s management. Accordingly, the Board of Directors has determined that it is appropriate not to have a formal policy at this time. The Board of Directors, however, will consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should comply with the procedures set forth in the Amended and Restated Bylaws of the Company, as amended. The Board of Directors does not have any specific qualifications that have to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Communication with the Board of Directors

Stockholders or other interested third-parties who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Company at 880 Steel Drive, Valley City, Ohio 44280, or by sending an email addressed to CorporateSecretary@shiloh.com. The mailing envelope or email subject line, as applicable, must contain a clear notation indicating that the enclosed communication is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such communications must clearly state whether the author is a stockholder and whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and emails he deems to be appropriate and circulate them to the applicable director or directors.

Code of Conduct

The Board of Directors has adopted a Code of Conduct which applies to all of the Company’s employees, officers, and directors. Among other things, the Code of Conduct: provides guidance for maintaining ethical behavior; requires that employees, officers, and directors comply with applicable laws and regulations; provides guidance for keeping complete and accurate records; regulates conflicts of interest; addresses the Company’s policies with respect to gifts and political contributions; and provides mechanisms for reporting violations of the Company’s policies and procedures, including the Code of Conduct. The full text of the Code of Conduct is available on the Company’s website (http://shiloh.com/corporate-governance/). The information contained on or accessible through the Company’s website is not incorporated by reference into this Proxy Statement, and you should not consider such information to be part of this Proxy Statement.

Committees of the Board of Directors

The Board of Directors has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning and Technology Committee. In addition, the Board of Directors has affirmatively determined that all members of the Audit, Compensation, and Nominating and Corporate Governance Committees meet the applicable committee independence requirements provided in Nasdaq Listing Rules.

Audit Committee

The Board of Directors has adopted an Audit Committee charter that complies with Nasdaq Listing Rules. The charter of the Audit Committee is available on the Company’s website (http://shiloh.com/corporate-governance/). Among other things, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee approves all related-party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

Messrs. Abruzzo, Brunol, Goodrich, and Hanley served on the Audit Committee during fiscal year 2018. The Board of Directors has determined that Mr. Hanley qualifies as an “audit committee financial expert,” as defined in Regulation S-K. The Audit Committee held seven meetings in fiscal year 2018.

Compensation Committee

As specified in more detail in its charter, the Compensation Committee’s primary duties and responsibilities include oversight of the Company’s executive compensation policies and practices, discharge of the responsibilities of the Board of Directors relating to executive compensation by reviewing and approving the compensation of the Company’s CEO and the Company’s other executive officers, and administration of incentive and equity-based compensation programs. Messrs. Abruzzo, Brunol, Goodrich, and Hanley served on the Compensation Committee during fiscal year 2018. No officer or employee of the Company served on the Compensation Committee. Additionally, none of our executive officers currently serves or served during fiscal year 2018 on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

The Compensation Committee is governed by a charter adopted by the Board of Directors, and the Compensation Committee may form and delegate its authority to subcommittees as appropriate. The charter of the Compensation Committee is available on the Company’s website (http://shiloh.com/corporate-governance). The Compensation Committee held six meetings in fiscal year 2018.

Executive Committee

The Executive Committee exercises the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between Board of Directors’ meetings. The Executive Committee does not have a written charter. The current members of the Executive Committee are Messrs. Hermiz, King, and Moll. The Executive Committee did not meet separately in fiscal year 2018.

Finance Committee

The Finance Committee’s primary duties and responsibilities include review of the Company’s capital structure and related material transactions prior to execution, strategies for managing certain exposures to financial, economic and/or hazard risks, as well as funding strategies and actions for any Company pension or other post-employment benefit programs. The charter of the Finance Committee is available on the Company’s website (http://shiloh.com/corporate-governance/). The current members of the Finance Committee are Messrs. Abruzzo, Hessler, Kaesgen, and King. The Finance Committee held four meetings during fiscal year 2018.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing the qualifications of nominees for election as directors; recommending to our Board of Directors or selecting the director nominees for the next annual meeting of stockholders; and advising our Board of Directors on corporate governance matters applicable to the Company. The Nominating and Corporate Governance Committee is also responsible for developing procedures for stockholders to communicate with the Board of Directors, as well as making recommendations to the Board of Directors regarding any nominee submitted by stockholders. Messrs. Abruzzo, Hanley, and King served on the Nominating and Corporate Governance Committee during fiscal year 2018. The Nominating and Corporate Governance Committee is governed by a charter adopted by the Board of Directors. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website (http://shiloh.com/corporate-governance/). The Nominating and Corporate Governance Committee held four meetings during fiscal year 2018.

Strategic Planning and Technology Committee

The Strategic Planning and Technology Committee is responsible for, among other things, reviewing the Company’s strategic initiatives, conducting reviews of industry trends and assessment of the effects on the Company’s businesses, conducting assessments of the Company’s products, services, and offerings and the viability of such portfolio in meeting the needs of the markets served, providing recommendations to the Board of Directors to establish a new and/or alter the current strategic direction of the Company, and assisting the Board of Directors in its oversight of the Company’s management of risks regarding product technology. The Strategic Planning and Technology Committee is governed by a charter adopted by the Board of Directors and available on the Company’s website (http://shiloh.com/corporate-governance/). Messrs. Brunol, Hanley, Hermiz, Hessler, and Kaesgen served on the Strategic Planning and Technology Committee during fiscal year 2018. The Strategic Planning and Technology Committee held four meetings during fiscal year 2018.

Audit Committee Report

The Audit Committee has reviewed and discussed with the Company’s management and Grant Thornton LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended October 31, 2018. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committee) as adopted by Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP such independent auditors’ independence. The Audit Committee has also considered whether Grant Thornton LLP’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s financial statements is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 for filing with the SEC. Grant Thornton LLP has been retained as the Company’s independent registered public accounting firm continuously since their initial engagement for the audit of the October 31, 2007 financial statements. The members of the Audit Committee and the Board of Directors recommend the continued retention of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending October 31, 2019.

This report is submitted by the Audit Committee.

Michael S. Hanley, Chairman

Cloyd J. Abruzzo

Jean A. Brunol

2018 Director Compensation

Compensation for non-employee directors was comprised of cash compensation, consisting of annual retainer fees and equity compensation consisting of restricted stock and RSUs. The amounts paid in compensation and stock awards issued during fiscal year 2018 are set forth below:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Curtis E. Moll	$68,000	$44,323	$112,323
Cloyd J. Abruzzo	68,000	44,323	$112,323
Jean A. Brunol(2)	70,000	44,323	$114,323
George G. Goodrich(3)	32,500	—	$32,500
Michael S. Hanley(4)	71,500	44,323	$115,823
David J. Hessler	60,000	44,323	$104,323
Dieter Kaesgen	60,000	44,323	$104,323
Robert J. King, Jr.	64,000	44,323	$108,323

(1)	Grant date fair value of stock award computed in accordance with FASB ASC Topic 718.
(2)	Earned fees includes $6,000 for carrying out additional duties as a committee member as requested by and on behalf of the committees on which he served.
(3)	Served as Audit Committee chairman until December 13, 2017. Retired effective March 10, 2018. Amount earned is based on prorated services, per quarter, for the first and second fiscal quarters.
(4)	Began serving as Audit Committee chairman December 13, 2017. Amount earned is based on prorated services, per quarter, for the second, third, and fourth fiscal quarters.

Annual Retainer Fees

For fiscal year 2018, non-employee directors received a quarterly cash retainer of $15,000. For directors who served as chairman of a committee, the quarterly fees received were $2,500 for the Audit Committee, $2,000 for the Compensation Committees, and $1,000 for the Finance, Nominating and Corporate Governance, and Strategic Planning and Technology Committees. In addition, the Chairman of the Board of Directors received a quarterly fee of $2,000.

Equity Compensation

On March 2, 2018, the Board of Directors awarded each non-employee United States resident member of the Board of Directors with shares of Company restricted Common Stock valued at approximately $45,000 and each non-employee foreign resident member of the Board of Directors with Company RSUs valued at approximately $45,000. The shares and units were awarded under the 2016 LTIP with a one-year vesting period.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Except as otherwise noted, the following table sets forth certain information as of January 8, 2019 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the directors and each of the named executive officers (“NEOs”), and all directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective director, executive officer, or five-percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares of Common Stock set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act, and includes options held by such entities and individuals that were exercisable on January 8, 2019 or within 60 days thereafter. As of January 8, 2019, the Company had 23,696,705 shares of Common Stock outstanding.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280.

Names And Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Shares of Common Stock Beneficially Owned (%)
CERTAIN BENEFICIAL OWNERS:
Oak Tree Holdings LLC(1)	7,905,266	33.4%
5965 Grafton Road
Valley City, OH 44280
Dimensional Fund Advisors LP(2)	1,713,087	7.2%
6300 Bee Cave Road, Building One
Austin, Texas 78746
Wellington Trust Company, NA(3)	1,185,911	5.0%
280 Congress Street
Boston, Massachusetts 02210
DIRECTORS AND EXECUTIVE OFFICERS:
Cloyd J. Abruzzo(4)	39,579	*
Jean A. Brunol	9,174	*
Lillian Etzkorn	42,621	*
Gary DeThomas	18,410	*
George G. Goodrich	18,524	*
Michael S. Hanley	21,579	*
Ramzi Y. Hermiz	347,759	1.5%
David J. Hessler(5)	101,814	*
Dieter Kaesgen(6)	7,974,136	33.7%
Robert J. King, Jr.	23,079	*
Curtis E. Moll(7)	8,127,021	34.3%
Jay Potter	38,245	*
All directors and NEOs as a group (12 persons)	8,856,675	37.4%

*	Less than one percent
(1)

Information reported is based on a Form 3 and a Schedule 13D as filed with the SEC on January 4, 2019. Oak Tree Archway LLC, a wholly owned subsidiary of Oak Tree Holdings, directly owns 7,300,866 shares of Common Stock with sole power to vote and to dispose of the shares. Oak Tree Holdings may be deemed to beneficially own: (i) the 7,300,866 shares of Common Stock held directly by Oak Tree Archway LLC, with the sole power to direct the vote and to dispose of the shares and (ii) the 604,000 shares of Common Stock owned by MTD Products Inc Master Employee Benefit Trust. Accordingly, Oak Tree Holdings indirectly beneficially owned 7,905,266 shares of Common Stock as of January 2, 2019.

(2)

Information reported is based on a Schedule 13G/A as filed with the SEC on February 9, 2018. Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled funds, group trusts, and separate accounts. (These investment companies, trusts and accounts are the “Funds”). In its role as investment advisor and investment manager, Dimensional had sole voting power over 1,649,844 shares of Common Stock and sole dispositive power over 1,713,087 shares of Common Stock based on Schedule 13G/A filed with the SEC on February 9, 2018. The Funds own all securities reported and Dimensional disclaims beneficial ownership of such securities.

(3)

Information reported is based on a Schedule 13G as filed with the SEC on June 18, 2018. Wellington Trust Company, National Association Multiple Common Trust Funds, and Micro Cap Equity Portfolio has shared voting and dispositive power over 1,185,911 shares of Common Stock based on the Schedule 13G filed with the SEC on June 18, 2018.

(4)	Includes 18,000 shares of Common Stock which are held by KKM Investments LLC, a limited liability company, of which Mr. Abruzzo is a member.
(5)

Includes 1,000 shares of Common Stock owned by Mr. Hessler’s spouse and 20,000 shares of Common Stock held by the Jochum Moll Foundation, a charitable organization in which Mr. Hessler shares voting and investment power over all of the foundation’s assets. Mr. Hessler disclaims beneficial ownership of these 21,000 shares of Common Stock.

(6)

Includes 7,300,866 shares of Common Stock which are owned of record by Oak Tree Archway LLC and indirectly owned by Oak Tree Holdings, and 604,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Kaesgen is a director of Oak Tree Holdings. Mr. Kaesgen’s address is c/o MTD Holdings Inc, 5965 Grafton Road, Valley City, Ohio 44280. Includes 68,870 shares of Common Stock held by Mr. Kaesgen directly.

(7)

Includes 7,300,866 shares of Common Stock which are owned of record by Oak Tree Archway LLC and indirectly owned by Oak Tree Holdings, and 604,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Moll is Chairman of the Board of Directors and President of Oak Tree Holdings and is a director of MTD Holdings. Also includes 200,651 shares of Common Stock held by Mr. Moll directly, 1,104 shares of Common Stock held by Mr. Moll’s spouse, and 20,000 shares of Common Stock held by the Jochum Moll Foundation, a charitable organization, in which Mr. Moll shares voting and investment power over all of the foundation’s assets. Mr. Moll’s address is c/o MTD Holdings Inc, 5965 Grafton Road, Valley City, Ohio 44280.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain of our NEOs, and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders’ forms furnished to us or filed with the SEC and representations made by our directors and applicable NEOs, no insider failed to file on a timely basis a Section 16(a) report in 2018, except for the following form, which was inadvertently filed late: a Form 4 for Dieter Kaesgen was filed on April 18, 2018 for a March 2016 transaction.

Certain Relationships and Related Transactions

The law firm of Wegman, Hessler & Vanderburg, of which David J. Hessler is a Senior Partner, provided services on an on-going basis to the Company. In fiscal year 2018, services provided amounted to $48,244 and in fiscal year 2017, services provided amounted to $426,235. Mr. Hessler is a director of the Company and currently serves on the Finance Committee and Strategic Planning and Technology Committee.

In fiscal year 2018 and 2017, the Company had sales to MTD Products in the aggregate amount of approximately $5.4 million and $5.1 million, respectively. MTD Products and MTD Holdings are affiliates of a greater than 5% beneficial owner of the Company’s shares of Common Stock, Oak Tree Holdings. Curtis E. Moll is the Chairman of the Board of Directors of the Company, a director of MTD Holdings, and the President and Chairman of the Board of Oak Tree Holdings. Dieter Kaesgen is a director of the Company and a director of Oak Tree Holdings. Mr. Hessler is the Secretary of Oak Tree Holdings, and Robert J. King, Jr. is a director of MTD Holdings and Oak Tree Holdings. Mr. Moll and Mr. Kaesgen are cousins.

All of the foregoing transactions were reviewed and approved by the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis (this “CD&A”) discusses the various components of compensation paid to, or earned by, our NEOs for fiscal year 2018. As used in this Proxy Statement, the term “NEOs” refers to:

Name	Position
Ramzi Y. Hermiz	President and Chief Executive Officer (Principal Executive Officer)
Lillian Etzkorn(1)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Gary DeThomas	Vice President, Corporate Controller (Principal Accounting Officer)
W. Jay Potter(2)	Senior Vice President and Chief Financial Officer (former Principal Financial Officer)

(1)	Ms. Etzkorn joined the Company on July 23, 2018.
(2)	Mr. Potter left the Company on June 25, 2018.

Executive Summary

An Overview of Our Executive Compensation Philosophy

The philosophy underlying our executive compensation program is to provide our executives with an attractive, dynamic, and market-based total compensation program that pays for performance and aligns with the interests of our stockholders. Our objective is to use our executive compensation program to recruit, motivate, and retain outstanding talent that will deliver exceptional products to our customers which will lead to sustained high performance of the Company and increase value for our stockholders.

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Market-Based Program: Our executive compensation program provides a total compensation package comprised of a base salary, a target annual cash bonus, and long-term cash and stock-based incentive opportunities. We aim to compensate our executives based on total compensation amounts that fall within a competitive range of the median total compensation offered to executives by similarly sized companies from within the manufacturing sector. While we target paying our executives total compensation within this market range of total compensation based on market peers, the Compensation Committee has the discretion to adjust target total compensation levels above or below this range as necessary and appropriate to administer the executive compensation program, retain key team members, and enhance our ability to recruit outstanding talent.

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Pay for Performance: We believe that our executives should be incentivized through their compensation to create value for our stockholders, so our executive compensation program places a significant amount of our executives’ total compensation at risk. The total compensation earned by our executives depends on the achievement of Company and individual performance targets designed to enhance stockholder value. The Compensation Committee has the ability to adjust performance-based compensation as necessary to ensure such compensation correctly incentivizes the Company’s executives.

Key Operational Measures

The Compensation Committee believes executive compensation should align with the Company’s financial performance. The Compensation Committee believes: (1) earnings before interest, taxes, depreciation, and amortization (as adjusted by the Compensation Committee, “EBITDA”—see Appendices B and C), and (2) return on capital employed, calculated as earnings before interest and taxes, as adjusted by the Compensation Committee, as a percentage of average capital employed (average of net debt plus total stockholders’ equity) (“ROCE”—see Appendices B and C), demonstrate the Company’s financial performance, and align with the interest of our stockholders.

Therefore EBITDA and ROCE were selected as key operational measures for the executive compensation program’s short-term and long-term incentives. In addition, the Compensation Committee believes Customer Concerns (calculated as the total number of customer concerns recorded for the fiscal year in all locations within the Company divided by 12) is key to the Company’s short-term financial performance. As such, Customer Concerns were selected as a key operational measure for the executive compensation program’s short-term incentives.

Executive Compensation Program: Structure and Highlights

The following is an overview of the key components of the fiscal year 2018 program, which components are further described throughout this CD&A.

Summary of the Company’s Executive Compensation Program

Key Component	Base Salary	Short-Term/Annual Incentives	Long-Term Incentives
Form of Compensation Delivered	Cash	Cash	Cash Restricted Stock / RSUs
Performance Metrics	N/A	EBITDA Average ROCE Customer Concerns	3-year Cumulative EBITDA 3-year Average ROCE
Purpose	Provide fixed compensation to recruit and retain executives	Reward and motivate executives for achieving key short-term performance objectives	Reward and motivate executives for achieving key longer-term performance objectives, and further align executive interests with those of our stockholders

Robust Compensation Program Governance

The Company places high value on strong compensation governance practices. These governance practices include:

Practices We Employ	Practices We Avoid
✓ Pay is linked to performance	× Hedging or short sales of stock are not permitted
✓ Change-in-Control severance requires a “double trigger” (in other words, a change in control event and a timely qualifying termination after the change in control event)	× Dividends or dividend equivalents are not provided on unearned equity awards
✓ The Compensation Committee reviews executive pay annually	× No excise tax gross-ups are provided to any executives
✓ The Compensation Committee is comprised entirely of independent directors	× We do not provide additional supplemental executive retirement service credit as a recruitment tool for executive hires
✓ The Compensation Committee engages an independent consultant
✓ The Compensation Committee regularly has executive sessions without management present

Executive Compensation Program Details

Executive Compensation Principles

Our executive compensation program is designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. Our key compensation principles, which are periodically reviewed by the Compensation Committee, are as follows:

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Provide a Competitive Base Salary: Base salaries provide a form of fixed compensation and are reviewed annually by the Compensation Committee using market salary surveys, internal salary comparisons, and performance reviews as discussed in the “Pay Levels vs. Market” section below. General knowledge of the market is used as a reference point, but internal salary comparisons within our executive group is also important. Increases were made to base salaries for fiscal year 2018 as shown below.

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Pay for Performance: Executive compensation should be tied to performance, including contribution to both short-term and long-term corporate financial goals, operational performance, and stockholder value creation.

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Team-Based Management Approach: We use a team-based management approach, so incentive compensation awarded to executives is contingent on achieving a common set of goals, as summarized above, for our consolidated financial and operational performance.

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Incentive Compensation Should be a Greater Part of Total Compensation for More Senior Positions: As employees assume more responsibility and have greater opportunity to affect Company performance and stockholder value, an increasing portion of their total compensation package is derived from variable incentive compensation.

•	Interests of Our Executive Group Should be Aligned with Stockholders: Through the targeted use of restricted stock, we align the long-term interests of our executives with those of our stockholders.

Key Components of Executive Compensation Program

The key components of the Company’s executive compensation program consist of base salary, short-term incentives, long-term incentives (cash and restricted stock), and qualified retirement plans.

Base Salary

Base salary serves as the primary form of compensation for our executives. As discussed above, base salaries are set using market salary surveys, internal salary comparisons, and performance reviews. Base salaries are intended to be equitable and competitive to keep qualified executives from being over-dependent on cash bonuses in a cyclical industry.

During fiscal year 2018, the base salary earned by each NEO was as follows:

	Base Salaries				Salary Earned in Fiscal Year 2018(1)
Named Executive Officer	Fiscal Year 2017	Fiscal Year 2018	% Increase	Rationale for Change
Ramzi Y. Hermiz	$875,000	$875,000	—%	n/a	$875,000
Lillian Etzkorn	$0	$410,000		New hire	$102,500
Gary DeThomas	$231,000	$238,200	3.1%	Merit increase	$236,538
W. Jay Potter(2)	$386,250	$396,000	2.5%	Merit increase	$263,642

(1)	Salary increases became effective during the first quarter of fiscal year 2018.
(2)	Mr. Potter left the Company on June 25, 2018.

Short-Term/Annual Incentives

In fiscal year 2018, we provided eligible employees with annual cash incentives based on short-term performance pursuant to the Shiloh Industries, Inc. Management Incentive Plan (“MIP”). The MIP is administered by the Compensation Committee and provides for the award of cash bonuses based upon the Company’s achievement of certain performance goals that are established annually by the Compensation Committee.

The fiscal year 2018 MIP bonuses were awarded based on the Company’s achievement of goals related to the following performance measures pre-established by the Compensation Committee: EBITDA, ROCE, and Customer Concerns. EBITDA comprises 60%, ROCE comprises 25%, and Customer Concerns comprises 15% of the 2018 MIP award opportunity. The MIP provides that participants earn cash bonuses up to pre-determined amounts, as percentages of their respective base salaries, and the level of achievement of EBITDA, ROCE, and Customer Concerns in relation to the targets established by the Compensation Committee. The Compensation Committee established the target bonus payout for Mr. Hermiz at 100%, for Ms. Etzkorn and Mr. Potter at 50%, and for Mr. DeThomas at 40% of their respective base salaries. The MIP awards for Ms. Etzkorn and Mr. Potter would be prorated based on the amount of time worked in the fiscal year.

The fiscal year 2018 MIP award would range between 50% up to a maximum payout of 200% of the target bonus payouts, provided that the threshold performance measure was achieved for EBITDA, ROCE, and Customer Concerns as more fully described in the table in the “Performance Results Against Targets” section below. The fiscal year 2018 MIP award would payout at 100% if EBITDA reached $70.7 million, if ROCE reached 7.10%, along with Customer Concerns being below a targeted number. MIP awards are subject to adjustment based on the Compensation Committee’s and the President and CEO’s evaluation of each participant’s personal performance achievement. The President and CEO will not take part in the evaluation of his own personal performance.

Long-Term Incentives

We maintain the 2016 LTIP approved by our stockholders at the 2016 annual meeting of stockholders. All references to LTIP in this CD&A and the following tables are to the 2016 LTIP. The LTIP, a means to provide our eligible employees with cash and various forms of equity (such as restricted common stock and RSUs) as long-term incentives is administered by the Compensation Committee and entitles eligible employees to be rewarded based upon the attainment of certain performance criteria established annually by the Compensation Committee.

For the fiscal year 2018 program under the LTIP, long-term incentive awards, except for Mr. Hermiz’s awards, were allocated as follows: (1) 50% to cash incentive awards based on achievement of 3-year EBITDA and 3-year average ROCE goals, where payout can range from 0% to 200% based on the achievement of such performance goals; and (2) 50% to restricted stock or RSU awards. Mr. Hermiz’s long-term incentive awards pursuant to the fiscal year 2018 program under the LTIP were allocated as follows: (1) 75% cash incentive awards based on achievement of 3-year EBITDA and 3-year average ROCE goals; and (2) 25% restricted stock awards. Mr. Hermiz’s long-term incentive award is more heavily based on 3-year EBITDA and 3-year average ROCE because the Company places greater emphasis on Mr. Hermiz’s responsibility to deliver the long-term results of the Company. For all programs under the LTIP, cash incentive awards vest at the end of the 3-year performance period and are valued based on the achievement of such performance goals, while restricted stock and RSUs vest on an annual basis ratably over a 3-year period, provided the employee remains at the Company.

The Compensation Committee believes that equity-based awards align eligible employees’ interests with those of stockholders by reinforcing the risk of ownership and the importance of providing competitive long-term returns to stockholders. The amount of such awards are generally based on the recipient’s position within the Company and personal performance.

Performance Results Against Targets

As shown in the following table, our actual fiscal year 2018 performance against the established measures produced an overall payout of 99.4% for the MIP because the targeted levels for EBITDA, ROCE, and Customer Concerns were not fully achieved, as determined by the Compensation Committee. For the LTIP cash incentive award in the fiscal year 2016 program under the LTIP (fiscal year 2016-2018 performance period), our performance against the established measures produced an overall payout of 87.4% for the LTIP cash incentive award because the targeted levels for Cumulative EBITDA and Average ROCE were not fully achieved, as determined by the Compensation Committee.

MIP Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (Up to 200% Payout)	Actual	Payout
EBITDA(1) ($M) (Weighted 60%)	$56.6	$70.7	$88.4	$71.7	105.9%
ROCE(2) (Weighted 25%)	5.68%	7.10%	8.88%	6.73%	87.0%
Customer Concerns(3) (Weighted 15%)	Threshold Performance Objectives	Target Performance Objectives	Excellent Performance Objectives	Between Threshold and Target Performance Objectives	94.5%
Total MIP Performance					99.4%
LTIP Cash Incentive Award Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (Up to 200% Payout)	Actual	Payout
Cumulative EBITDA(4) ($M) (Weighted 50%)	$182.5	$214.7	$256.9	$206.7	87.6%
Average ROCE(5) (Weighted 50%)	6.0%	7.0%	8.1%	6.73%	89.7%
Total LTIP Cash Incentive Award Measure					87.4%

(1)	EBITDA is calculated as follows: earnings before interest, taxes, depreciation, and amortization as adjusted by the Compensation Committee—see Appendix B.
(2)

ROCE is calculated as follows: earnings before interest and taxes for the fiscal year divided by the average capital employed for the fiscal year as adjusted by the Compensation Committee—see Appendix B.

(3)	Customer Concerns is calculated as follows: total number of customer concerns recorded for the fiscal year in all locations within the Company divided by 12 (months in the fiscal year).
(4)

Cumulative EBITDA is calculated as follows: the sum of the earnings before interest, taxes, depreciation, and amortization as adjusted by the Compensation Committee for the three-year LTIP performance period and set out in Appendix C.

(5)

Average ROCE is calculated as follows: the sum of earnings before interest and taxes for the three-year LTIP grant period divided by the sum of average capital employed for the three-year LTIP performance period and set out in Appendix C.

The Compensation Committee approved MIP payouts to Mr. Hermiz, Ms. Etzkorn, Mr. DeThomas, and Mr. Potter of $866,250, $55,806, $95,280, and $91,872, respectively. The amounts for Ms. Etzkorn and Mr. Potter are prorated as stated in their respective employment agreements. Ms. Etzkorn joined the Company on July 23, 2018; Mr. Potter left the Company on June 25, 2018.

The Compensation Committee approved LTIP cash incentive award payouts to Mr. Hermiz and Mr. DeThomas of $369,750 and $19,140, respectively, in the fiscal year 2016 program under the LTIP (fiscal year 2016-2018 performance period). The payouts were based on the Company performance compared to the established targeted performance metrics described in the preceding table. During fiscal year 2018, Messrs. Hermiz, Potter, and DeThomas received restricted stock grants of 45,532, 11,326, and 5,423 shares, respectively, as part of the fiscal year 2018 program under the LTIP.

Employee Benefits and Perquisites

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Employee Benefits: We provide all employees a variety of benefits including a 401(k) plan, medical benefits, disability benefits, life insurance, and accidental death and dismemberment insurance, which is available to the NEOs of the Company on the same basis as all of our other eligible employees. The 401(k) plan is designed to provide participants with a means by which to save for retirement. The 401(k) plan is a qualified plan to which we have made matching contributions on behalf of the plan’s participants. The Company matches 100% of contributions of the first 3% of participant base salary and 50% of contributions of the next 2% of base salary for a maximum matching amount of 4% of participant base salary.

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Other Executive Perquisites: We provide a market-based car allowance for all NEOs. The Compensation Committee believes that these benefits are reasonable and consistent with its overall compensation program and better enable us to recruit and retain superior executive talent.

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Executive Employment Agreements and Executive Change in Control Agreement: We are party to an executive employment agreement with each of Mr. Hermiz, Ms. Etzkorn, and formerly with Mr. Potter. An executive change in control agreement is in place with Mr. Hermiz and Ms. Etzkorn. Each of our NEOs held restricted shares under the LTIP during fiscal year 2018, which also includes a change of control provisions. More information concerning the terms of these employment agreements and the change in control agreement, and the amounts payable pursuant to these agreements, is provided under the section entitled “Employment and Change in Control Agreements” in the “Compensation Tables and Related Disclosures” section of this Proxy Statement.

Process for Determining Executive Compensation

Compensation Committee. The Compensation Committee, composed solely of independent directors, is responsible for our executive compensation decisions. The Compensation Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year. The Compensation Committee held six meetings over the course of fiscal year 2018, all of which included an executive session without management present. The charter of the Compensation Committee is available on the Company’s website (http://shiloh.com/about-us/corporate-governance/).

In the first quarter of each fiscal year, the Compensation Committee reviews the Board of Directors’ assessment of the CEO’s performance with the CEO and reviews Company results for the prior year. In addition, the Compensation Committee approves the following: MIP payout, if any, for the previous fiscal year, changes to executive base salaries and incentive targets, if any, for the current fiscal year; executive compensation program design and targets for the current fiscal year including stock-based awards, vesting conditions, goals, and grants for the current fiscal year. Agenda items for the second quarter vary each year but always include a review of Company performance and progress toward the achievement of LTIP targets. The Compensation Committee generally conducts its annual review of executive compensation in the second or third quarter of each fiscal year. The Compensation Committee is provided a report from its independent compensation consultant who compares the compensation of our executives to survey data—companies from within the manufacturing sector—and provides recommendations for compensation actions. Following this review, in the final quarter of the fiscal year or the first quarter of the subsequent fiscal year, management generally presents the Compensation Committee with recommended executive compensation changes for each element of compensation. Mr. Hermiz does not provide recommendations for his own compensation.

The designs of the short-term and long-term incentive programs are typically discussed over multiple meetings prior to the actual approval of the design in the first quarter of each year. The discussions generally focus on the metrics to be used, the difficulty of the performance goals, and the weightings for each metric. Other items that are addressed on an annual basis include a review of the Compensation Committee’s charter and a compensation-related risk assessment.

Executive Management. Our Senior Vice President, Human Resources (“SVP HR”), acting under the supervision of the CEO and working with members of our Human Resources, Legal and Finance departments, is responsible for designing and implementing executive compensation and discussing significant proposals or topics impacting our executive compensation with the Compensation Committee. This includes development of compensation recommendations for our executives, in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A. The CEO, SVP HR, and the Vice President, Legal and Government Affairs, are invited to, and generally do, attend Compensation Committee meetings.

The Compensation Committee has exclusive authority for approving the compensation of the CEO and the other NEOs. The CEO meets with the Compensation Committee and the compensation consultant to discuss Company and individual performance objectives and outcomes, and review compensation recommendations for executives directly reporting to him. Thereafter, the Compensation Committee meets privately with the independent compensation consultant to review and determine compensation of our CEO. Mr. Hermiz does not provide recommendations for his own compensation.

Independent Compensation Consultant. The Compensation Committee has the authority to engage a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. The Compensation Committee directly retains Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Compensation Committee in 2018 included the following:

•	Reaffirming the analyses and recommendations provided in fiscal year 2017 to inform the Compensation Committee’s decisions related to executive and director compensation;

•	Providing updates on market trends and the regulatory environment, as they relate to executive and director compensation;

•	Reviewing and commenting on management proposals presented to the Compensation Committee; and

•	Reaffirming the incentive compensation risk assessment provided in in fiscal year 2017.

The Compensation Committee assessed the independence of CAP pursuant to SEC and Nasdaq Listing Rules and concluded that no conflict of interest exists that would prevent CAP from independently representing the Compensation Committee. CAP will not perform other services for the Company without the consent of the Chair of the Compensation Committee. CAP meets with the Compensation Committee Chair and the Compensation Committee outside the presence of management. In addition, CAP participates in all of the Compensation Committee’s meetings and, when requested by the Compensation Committee Chair, in preparatory meetings and executive sessions.

Pay Levels vs. Market. The Compensation Committee, with the assistance of its independent compensation consultant, reviewed market survey data to assess the competitiveness of executive compensation versus market. With respect to these surveys, data consisted of companies in the manufacturing sector, with median revenues of approximately $1 billion, and the identity of individual companies comprising the survey data is not considered by the Compensation Committee in its evaluation process. The Compensation Committee considers this information when assessing the overall compensation program, as the Compensation Committee recognizes that a competitive compensation program is critical to recruiting, retaining, and rewarding top talent, all of which is critical to executing our strategy and delivering value to our stockholders. The Compensation Committee does not target a specific market point but uses the market median as a general guideline, while also considering other factors such as Company performance, individual experience, job responsibilities, and individual performance factors.

Strong Say-on-Pay Support. We last conducted a say-on-pay vote at the 2016 annual meeting of stockholders. While this vote is not binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders. The say-on-pay vote that occurred at the 2016 annual meeting of stockholders resulted in over 90% of stockholders, present or represented by proxy and entitled to vote, approving the compensation paid to our NEOs. Management and the Compensation Committee considered our stockholders’ affirmative 2016 Say on Pay vote, and believe it to be an indication of support for our executive compensation program and practices, therefore, the Compensation Committee did not consider changing our compensation policies as a result of the vote. We include a non-binding resolution seeking stockholder approval in the annual proxy statement every three years. This year’s say-on-pay proposal is included as Proposal 3 on page 6 of this Proxy Statement. In addition, this year we are asking stockholders to reapprove future advisory say-on-pay votes every three years. For more information, see Proposal 4 on page 7 of this Proxy Statement.

Compensation Risk Analysis. In August 2017, the Compensation Committee reviewed the conclusions of a risk assessment of our compensation policies and practices covering all employees, which was conducted by a cross-functional team with representatives from Human Resources, Legal, and Finance, with the assistance of the Compensation Committee’s independent compensation consultant. The Compensation Committee evaluated the levels of risk-taking that could be encouraged by our compensation arrangements, taking into account the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives, and the Company’s overall risk profile. Select identified risk mitigation features the Company uses include the following: use of financial performance metrics that are readily monitored and reviewed; use of common performance metrics for incentives across the Company’s management team; capped payout levels for annual incentives; and multiple levels of review and approval of incentive awards, including Compensation Committee approval of all executive compensation proposals or adjustments.

The Compensation Committee concluded that we have a balanced pay and performance executive compensation program that does not drive excessive financial risk-taking. Our compensation consultant concluded, and the Compensation Committee agrees, that we do not use compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on the Company. In 2018, there were no modifications made to the compensation policies and practices compared to the prior year based on the Compensation Committee’s risk assessment.

Anti-hedging Policies. Pursuant to our insider trading policy, our directors and employees are subject to certain anti-hedging restrictions, including the prohibition from making pledges, short sales, or transactions including options and other derivatives related to Company stock.

Clawback Policy. Under the Sarbanes-Oxley Act of 2002, in the event of misconduct that results in a financial restatement that would have reduced previously paid incentive compensation, the amount of improper payments to our CEO and Chief Financial Officer can be recouped. In addition, we intend to implement a clawback policy.

Deductibility of Executive Compensation. Section 162(m) of the Code generally imposed a $1 million limit on the amount of compensation paid to certain executives that a public company can deduct in any tax year, subject to an exception for certain performance-based compensation. The exception for performance-based compensation was eliminated by the TCJA for tax years beginning after December 31, 2017. The TCJA also expanded the scope of “covered employees” whose compensation is subject to the $1 million deductibility limitation by specifically including the principal financial officer and providing that individuals who are covered employees for any tax year beginning after December 31, 2016 will remain a covered employee for future years in which they receive compensation (including after termination of employment). The TCJA includes a transition rule that provides that the repeal of the performance-based compensation exception will not apply to written binding agreements in effect on November 2, 2017 that are not materially modified after that date. Prior to the repeal of the performance-based compensation exception, certain elements of our compensation program were intended to qualify for the performance-based compensation exception, although we reserved the right to pay compensation that is not deductible pursuant to Section 162(m) of the Code if we deemed it appropriate and in the best interest of the Company and its stockholders. In light of the repeal of the performance-based compensation exception and other changes under the TCJA, the Committee expects in the future to grant compensation (including compensation tied to performance) that will not be deductible for federal income tax purposes. Further, based on limited Internal Revenue Service guidance concerning the application of the transition rule, no assurances can be given that compensation arrangements in place on November 2, 2017 that were intended to satisfy the performance-based compensation exception will meet the requirements of the transition rule. Other provisions of the Code can also affect compensation decisions. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes a 20% additional tax and an interest penalty on the recipient of deferred compensation that does not comply with Section 409A. The Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and intends to structure any non-qualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Accounting Implications. In designing our compensation and benefit programs, the Compensation Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.

Compensation Committee Report

The Compensation Committee, which is comprised entirely of independent directors, is responsible to the Board of Directors and our stockholders for the oversight and administration of our executive compensation. The Compensation Committee approves the principles guiding our compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits, and perquisites for executives), and reports its actions to the Board of Directors for review and, as necessary, approval. The Compensation Committee is responsible for interpreting our executive compensation plans and programs. It is our practice that all material compensation decisions affecting our executives must be reviewed and approved by the Compensation Committee. Additional details regarding the role and responsibilities of the Compensation Committee are defined in the Compensation Committee Charter, located in the Corporate Governance section of our website (http://shiloh.com/corporate-governance/).

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommend to the Board of Directors that the CD&A be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended October 31, 2018.

The Compensation Committee:

Cloyd J. Abruzzo, Chair

Jean Brunol

Michael S. Hanley

Compensation Committee Interlocks and Insider Participation

Messrs. Abruzzo, Brunol, Goodrich, and Hanley served on the Compensation Committee during fiscal year 2018. All members of the Compensation Committee during 2018 were independent directors and none of them is or has been an employee or officer of ours. In 2018, none of our executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Compensation Committee or our Board of Directors.

COMPENSATION TABLES AND RELATED DISCLOSURES

Fiscal Year 2018 Summary Compensation Table

The following table summarizes, for our two most recently completed fiscal years (as applicable), the compensation of our NEOs. The amounts shown include compensation for services in all capacities that were provided to the Company and its direct and indirect subsidiaries and predecessors.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Ramzi Y. Hermiz	2018	875,000	0	400,000	1,236,000	19,200	2,530,200
President and Chief Executive Officer	2017	853,846	250,000	425,883	910,000	19,000	2,458,729
Lillian Etzkorn	2018	102,500	80,000	250,000	55,806	5,408	493,714
Senior Vice President and Chief Financial Officer*	2017	n/a	n/a	n/a	n/a	n/a	n/a
Gary DeThomas	2018	236,538	0	47,640	114,420	19,200	417,798
Vice President Corporate Controller	2017	231,000	31,500	23,147	106,260	18,197	410,104
Jay Potter	2018	263,642	0	0	91,872	144,122	499,636
Former Senior Vice President and Chief Financial Officer*	2017	387,980	64,400	96,767	193,125	19,594	761,866

*	Ms. Etzkorn joined the Company on July 23, 2018; Mr. Potter left the Company on June 25, 2018.
(1)

The amounts in column (d) for 2017 represent bonuses paid to our NEOs in the first quarter of fiscal year 2017 with respect to the progress made by the executives and by the Company in transforming the Company from a commodity product processing company to a leading supplier of lightweighting solutions. In addition, Ms. Etzkorn’s amount includes a one-time cash sign-on bonus pursuant to the terms of her employment agreement.

(2)

The amounts in column (e) for 2018 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock granted pursuant to the LTIP. The restricted stock awards granted in the fiscal year 2018 program under the LTIP to Mr. Hermiz and Mr. DeThomas vest ratably over three years on the applicable anniversary of the grant date. The restricted stock award granted to Ms. Etzkorn in fiscal year 2018 pursuant to her employment agreement vests in installments on each of the first three anniversaries of the date of grant as follows: 20% on the first anniversary, 30% on the second anniversary, and 50% on the third anniversary. The amounts in column (e) for 2017 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of awards of restricted stock granted pursuant to the 1993 Plan which was replaced with the LTIP. During 2017, Mr. Hermiz, Mr. Potter, and Mr. DeThomas were each granted a number of shares of restricted stock in the fiscal year 2017 program under the LTIP with the value of $425,883, $96,767, and $23,147, respectively. These restricted stock awards vest ratably over three years on the applicable anniversary of the grant date.

(3)

The amounts in column (f) for 2018 represent payouts to our NEOs under the MIP program related to fiscal year 2018 performance results and payments for cash incentive awards granted in the fiscal year 2016 program under the LTIP (fiscal year 2016-2018 performance period). Mr. Hermiz received $866,250 for a MIP payout and $369,750 for the cash incentive award granted in the fiscal year 2016 program under the LTIP (fiscal year 2016-2018 performance period). Ms. Etzkorn received a prorated MIP payout of $55,806 based on her| employment with the Company from July 23, 2018 to October 31, 2018.

Mr. DeThomas received $95,280 for a MIP payout and $19,140 for the cash incentive award granted in the fiscal year 2016 program under the LTIP (fiscal year 2016-2018 performance period). Mr. Potter received a prorated amount of his MIP payout of $91,872 for his employment with the Company from November 1, 2017 to June 25, 2018. For more information on these bonuses, see “Compensation Discussion and Analysis—Executive Summary—Performance Results Against Targets” above.
(4)

The amounts shown in column (g) for 2018 are attributable to the following: Mr. Hermiz and Mr. DeThomas each received $8,400 in fiscal year 2018 for an auto allowance. Ms. Etzkorn and Mr. Potter received $1,623 and $6,167 respectively for an auto allowance as a result of their pro-rated service in 2018. In addition, included are the Company’s contributions to the Company’s defined contribution plan on behalf of each NEO. For fiscal year 2018, Mr. Hermiz, Mr. DeThomas, and Mr. Potter each received a contribution of $10,800, and Ms. Etzkorn received a contribution of $3,785, Mr. Potter received compensation of $122,462 as a severance payment and $4,693 for COBRA payments as part of his employment agreement.

Employment and Change in Control Agreements

Employment and Change in Control Agreements in Effect During Fiscal Year 2018 with the Named Executive Officers.

During fiscal year 2018, the Company was party to employment agreements with Mr. Hermiz, Mr. Potter, and Ms. Etzkorn as described below.

Mr. Hermiz

•	Commencement Date. On August 23, 2012, the Company entered into an employment agreement with Mr. Hermiz.

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Base Salary and Benefits. The employment agreement with Mr. Hermiz provides for a minimum base salary of $700,000. Mr. Hermiz’s base salary is subject to annual review and adjustment by the Compensation Committee, and may be increased but not decreased at that time. As disclosed in the “Compensation Discussion and Analysis” section titled “Key Components of Executive Compensation Program”, Mr. Hermiz’s base salary was $875,000 for fiscal year 2018. In addition, Mr. Hermiz is eligible to participate in the employee benefit plans established by the Company for its employees from time to time in accordance with the terms and conditions of those programs and plans.

•

Annual Performance-Based Incentive Compensation; Long-Term Incentive Compensation. Mr. Hermiz is eligible to participate in the Company’s MIP which includes an annual cash incentive targeted at 100% of base salary for Mr. Hermiz and the actual payout determined based on performance against objectives. Mr. Hermiz is eligible to receive long-term cash and equity incentive compensation targeted at 100% of base salary under the LTIP (or any successor plan thereto) as determined by the Compensation Committee. The target annual opportunity pursuant to the MIP and LTIP is subject to annual review and adjustment by the Compensation Committee, as discussed in the “Compensation Discussion and Analysis” section titled “Key Components of Executive Compensation Program”.

•

Termination. If the Company separates Mr. Hermiz from service (other than for cause), Mr. Hermiz causes a separation from service for good reason or Mr. Hermiz dies or suffers a total disability, then the Company must pay Mr. Hermiz a lump sum cash severance payment equal to the sum of his then-current annual base salary, any earned but unpaid bonus payment for the previous year, and his target bonus opportunity under the MIP for the year during which the separation from service occurs. The severance payment is conditioned on execution of a release of any claims Mr. Hermiz may have against the Company and its subsidiaries. Pursuant to the employment agreement, Mr. Hermiz will not receive the severance payment if he is entitled to compensation and benefits under the Change in Control Agreement described below.

Change in Control Agreement. On August 23, 2012, the Company entered into a Change in Control Agreement with Mr. Hermiz, and amended such Change in Control Agreement on September 6, 2018. Under the agreement, certain benefits are payable by the Company to Mr. Hermiz in connection with a separation from service, as determined under Section 409A of the Code, for any reason other than cause, death, or total disability, of Mr. Hermiz within 24 months following a “change in control”, which is defined to include the following events: (1) any person or group of persons (with certain limited exceptions) becomes the beneficial owner of 35% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Outstanding Voting Securities of the Company; (2) a change in the composition of the Board of Directors during any 12 month period results in a majority of directors that are not incumbent directors; or (3) with certain limited exceptions, a merger, reorganization, consolidation, sale, or other disposition of all or substantially all of the Company’s assets or other such reorganization of the Company is consummated.

If the Company terminates Mr. Hermiz other than due to cause, death, or total disability, or Mr. Hermiz terminates employment for good reason, within 24 months following a change in control (or within 180 days prior to a change in control in certain circumstances where the termination was at the request of a third party who has taken steps to effect the change in control or the termination otherwise arose in connection with or anticipation of the change in control), the Company must pay Mr. Hermiz (in addition to certain accrued compensation) severance compensation, including a lump sum equal to three times the sum of his effective annual salary and target bonus. In addition to the severance compensation described above, the Company will reimburse Mr. Hermiz for the full cost of any group health continuation coverage that the Company would otherwise be required to offer under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”) until the earlier of the date (1) Mr. Hermiz becomes covered by comparable health coverage offered by another employer or Medicare, or (2) 18 months after the ~~t~~ermination of his employment. In addition, beginning on the first day of the month after the expiration of Mr. Hermiz’s COBRA continuation coverage period and provided that Mr. Hermiz has not obtained comparable health care coverage offered by another employer, the Company will make a monthly payment to Mr. Hermiz in the amount of the monthly COBRA coverage premium in effect under the Company’s group health plan on the date the COBRA continuation coverage period began until the earlier of the date that:

•	Mr. Hermiz becomes covered by comparable health care coverage offered by another employer, or Medicare; or

•	is 24 months after the date of termination of Mr. Hermiz’s employment.

To the extent a payment is made to Mr. Hermiz under his Change in Control Agreement and such payment is subject to excise taxes imposed by Sections 4999 and 280G of the Code, then the Company will pay Mr. Hermiz the greater of (1) the change in control payment less the applicable excise taxes; and (2) the change in control payment reduced by an amount necessary so there are no excise taxes imposed by Sections 4999 and 280G of the Code.

Payments under the Change in Control Agreement is conditioned upon the Mr. Hermiz’s compliance with the non-competition provisions of such agreements which extend for 24 months and execution of a customary release of claims against the Company.

Ms. Etzkorn

•	Commencement Date. On April 26, 2018, the Company entered into an employment agreement with Ms. Etzkorn.

•

Base Salary and Benefits. The employment agreement with Ms. Etzkorn provided for a minimum base salary of $410,000 and her salary is subject to adjustment at such time or times as the Company determines in its sole discretion. In addition, Ms. Etzkorn is eligible to participate in the employee benefit plans established by the Company for its employees from time to time in accordance with the terms and conditions of those programs and plans as in effect from time to time.

•

Annual Performance-Based Incentive Compensation; Long-Term Incentive Compensation. Ms. Etzkorn is eligible to participate in the Company’s MIP which includes an annual cash incentive targeted at 50% of base salary for Ms. Etzkorn, and the actual payout determined based on performance against objectives. Ms. Etzkorn is eligible to receive long-term cash and equity incentive compensation under the LTIP (or any successor plan thereto) targeted at not less than 50% of base salary for Ms. Etzkorn. The target annual opportunity pursuant to the MIP and LTIP is subject to annual review and adjustment by the Compensation Committee, as discussed in the “Compensation Discussion and Analysis” section titled “Key Components of Executive Compensation Program”.

•

Termination. If the Company terminates Ms. Etzkorn (other than for cause) or Ms. Etzkorn terminates her employment for good reason, then the Company must pay Ms. Etzkorn a cash severance payment equal to the sum of her then-current annual base salary payable in normal pay practices and any earned but unpaid bonus payment for the previous year. The severance payment is conditioned on execution of a release of any claims Ms. Etzkorn may have against the Company and its subsidiaries.

•

Change in Control Agreement. On December 17, 2018, the Company entered into a participation agreement with Ms. Etzkorn under the Shiloh Industries, Inc. Change in Control Severance Plan (the “CIC Plan”). Under Ms. Etzkorn’s participation in the CIC Plan, in the event that there is a “change in control” and, during the 24-month period beginning on the date of the change of control or during the 90-day period before the date of the change of control, Ms. Etzkorn’s employment is terminated by the Company (or applicable subsidiary or successor) for any reason other than cause, death or disability or by Ms. Etzkorn for good reason, then Ms. Etzkorn will receive (in addition to certain accrued compensation): (1) a cash severance payment equal to (a) the sum of two times her then-current annual base salary and the greater of her target bonus for the year in which the termination occurs or the year in which the change of control occurs minus (b) any cash severance she receives under her employment agreement; (2) her prorated target bonus for the year during which the termination occurs; and (3) during the 24-month period after such termination, monthly payments equal to the amount of her monthly COBRA premiums.

Under the CIC Plan, a “change in control” is defined to include (1) any person or group of persons (with certain limited exceptions) becomes the beneficial owner of 35% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Outstanding Voting Securities of the Company; (2) a change in the composition of the Board of Directors during any 12-month period that results in a majority of the directors who are not incumbent directors; or (3) with certain limited exceptions, a merger, reorganization, consolidation, sale, or other disposition of all or substantially all of the Company’s assets or other such reorganization of the Company is consummated.

To the extent a payment is made to Ms. Etzkorn under her participation agreement and such payment is subject to excise taxes imposed by Sections 4999 and 280G of the Code, then the Company will pay Mr. Etzkorn the greater of (1) the change in control payment less the applicable excise taxes; and (2) the change in control payment reduced by an amount necessary so there are no excise taxes imposed by Sections 4999 and 280G of the Code.

Ms. Etzkorn’s eligibility to participate in the CIC Plan expires on the second anniversary of the date of her agreement, unless otherwise extended by the Compensation Committee or the Board of Directors. In addition, all payments under the Ms. Etzkorn’s participation agreement are subject to her execution of a customary release of claims against the Company.

Mr. Potter

•	Term. On December 16, 2015, the Company entered into a three-year employment agreement with Mr. Potter. Mr. Potter left employment from the Company on June 25, 2018.

•

Base Salary and Benefits. The employment agreement with Mr. Potter provided for a minimum base salary of $375,000 and his salary was subject to adjustment at such time or times as the Company determined in its sole discretion. In addition, Mr. Potter was eligible to participate in the employee benefit plans established by the Company for its employees from time to time in accordance with the terms and conditions of those programs and plans as in effect from time to time.

•

Annual Performance-Based Incentive Compensation; Long-Term Incentive Compensation. Mr. Potter was eligible to participate in the Company’s MIP which includes an annual cash incentive targeted at 50% of base salary for Mr. Potter, and the actual payout determined based on performance against objectives. Mr. Potter was eligible to receive long-term cash and equity incentive compensation under the LTIP (or any successor plan thereto) targeted at not less than 50% of base salary for Mr. Potter. The target annual opportunity pursuant to the MIP and LTIP is subject to annual review and adjustment by the Compensation Committee, as discussed in the “Compensation Discussion and Analysis” section titled “Key Components of Executive Compensation Program”

•

Termination. On June 25, 2018, Mr. Potter left employment from the Company. Per his agreement, Mr. Potter received a cash severance payment equal to the sum of his then annual base salary and was eligible to receive a pro-rated target bonus under the MIP for 2018, subject to Company and individual performance. Mr. Potter executed a release of any and all claims he may have had against the Company and its subsidiaries in exchange for the severance benefits.

•

Benefits Upon a Termination. If he elected continuation of coverage under the Company’s medical plan pursuant to COBRA, Mr. Potter was eligible for reimbursement for a portion of his monthly COBRA payment (provided such reimbursement does not result in any penalties for the Company) in an amount equal to the portion of the medical plan premium the Company pays for actively employed executives who elect similar coverage plus an additional “gross-up” amount intended to make the executive whole for his federal, state, and local tax liability with respect to the amount of such reimbursement, until the earlier of (1) his eligibility for any such coverage under another employer’s medical plan or (2) the date that is 12 months after the termination of his or her employment. Mr. Potter elected to receive continuation of coverage upon his exit of the Company, per his employment agreement.

LTIP Change in Control Payments

In addition, during fiscal year 2018, each of our NEOs has held restricted stock under the LTIP. The LTIP includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change in control of the Company. Under the LTIP, the vesting of awards will accelerate in connection with a change in control only where either (1) within a specified period the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) the award is not assumed or converted into a replacement award in a manner described in the evidence of award.

In general, except as may be otherwise prescribed by the Committee in any Evidence of Award, a change of control will be deemed to have occurred if: (1) a person, entity, or group becomes the beneficial owner of 35% or more of our then-outstanding shares of Common Stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions, including some relating to acquisitions by MTD Products Inc and related entities; (2) individuals who constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless their replacements are approved by at least a majority of the directors comprising the incumbent Board of Directors as described in the LTIP (subject to certain exceptions); (3) the Company closes a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries, as further described in the LTIP, subject to certain exceptions, including some relating to ownership by MTD Products Inc and related entities; or (4) the Company’ stockholders approve its complete liquidation or dissolution.

Outstanding Equity Awards at Fiscal Year-End 2018

		Stock Awards
Name	Grant Date	Number of Shares of Common Stock that Have Not Vested	Market Value of Shares of Common Stock that Have Not Vested(1)
Ramzi Y. Hermiz	3/10/2016(2)	33,972	$308,805
	12/14/2016(2)	40,159	$365,045
	12/13/2017(2)	45,532	$413,886
Lillian Etzkorn	7/26/2018(3)	28,637	$260,310
Gary DeThomas	3/10/2016(2)	1,758	$15,980
	12/14/2016(2)	2,182	$19,834
	12/13/2017(2)	5,423	$49,295

(1)

The market value of unvested shares of restricted stock is calculated using $9.09 per share, which was the closing market price of our Common Stock on the Nasdaq Stock Market on the last trading day of fiscal year 2018.

(2)	These shares of restricted stock vest in 1/3 increments on each anniversary of the grant date for three years.
(3)

These shares of restricted stock vest as to 20% of such shares on the first anniversary of the grant date, 30% of such shares on the second anniversary of the grant date, and 50% of such shares on the third anniversary of the grant date.

Fees Paid to Grant Thornton LLP and Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the specified services. Set forth below are the fees paid by the Company to its independent registered public accounting firm, Grant Thornton LLP, for the years indicated, all of which were pre-approved by the Audit Committee in accordance with Company policy. The Audit Committee believes that the non-audit services provided by Grant Thornton LLP are compatible with maintaining Grant Thornton LLP’s independence. Representatives of Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from stockholders.

	Years Ended October 31,
Nature of the Fees	2018	2017
	(dollars in thousands)
Audit fees	$1,578	$1,428
Audit-related fees	20	—
Tax fees	60	194
All other fees	—	—
Total	$1,658	$1,622

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, and internal control over financial reporting included in the Company’s 2018 Annual Report on Form 10-K, for the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services normally provided by our independent registered public accounting firm in connection with statutory filings.

Tax Fees

Tax fees consist of fees for tax compliance and tax consultation services. Corporate tax services encompass a variety of permissible services, including: technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax, and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2020 Annual Meeting of Stockholders

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2020 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280, Attn: Kenton M. Bednarz, Secretary, by certified mail, return receipt requested, by the close of business on September 19, 2019. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Under our Amended and Restated Bylaws, any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2020 annual meeting of stockholders, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 60 days and not more than 90 days before the anniversary of the date of the 2019 Annual Meeting. Therefore, such notice must be received between the close of business on November 28, 2019 and the close of business on December 28, 2019 to be considered timely. However, if our 2020 annual meeting of stockholders occurs more than 30 days before or 60 days after February 26, 2020, we must receive nominations or proposals (A) not earlier than the close of business on the 90th day prior to the 2020 annual meeting of stockholders and (B) not later than the close of business on the later of: (1) the 60th day prior to the 2020 annual meeting of stockholders and (2) the close of business on the 10th day following the first date of public disclosure of the date of such meeting.

The above-mentioned proposals must also be in compliance with our Amended and Restated Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Amended and Restated Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Request for Proxy Materials

Upon written request, we will furnish to each person whose proxy is being solicited a copy of the Notice of Annual Meeting, the Proxy Statement, the proxy card, and our Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2018, as filed with the SEC, including the financial statements and schedules thereto. Requests should be emailed to investor@shiloh.com with the subject “Proxy Materials Request”. In addition, the Company’s Proxy Statement and 2018 Annual Report on Form 10-K is available at www.envisionreports.com/SHLO and on the Company’s website at https://shiloh.com/investors/reports-and-filings/.

Householding

The SEC’s rules permit us to deliver a single Annual Report on Form 10-K and proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to us. To take advantage of this opportunity, we have delivered only one Annual Report on Form 10-K and proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K and proxy materials, if applicable, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Annual Report on Form 10-K and proxy materials, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about “householding” or Broadridge Financial Solutions at the address or telephone number listed above.

Other Matters

The directors know of no other matters which are likely to be brought before the Annual Meeting. The Company did not receive notice by September 21, 2018 of any other matter intended to be raised by a stockholder at the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Kenton M. Bednarz

KENTON M. BEDNARZ

Secretary

January 17, 2019

YOUR VOTE IS IMPORTANT

It is important that proxies be submitted promptly in order to ensure your representation at the Annual Meeting. You may submit your proxy online or, if you request and receive a paper proxy card, you may vote your shares by completing, signing, and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please refer to the section entitled “Voting Online or by Mail” on page 2 for a description of voting methods. If your shares of Common Stock are held by a bank, brokerage firm, or other nominee that holds shares of Common Stock on your behalf and you have not given that nominee instructions to do so, your nominee will generally NOT be able to vote your shares of Common Stock at the Annual Meeting. We strongly encourage you to vote.

APPENDIX A

SHILOH INDUSTRIES, INC.

2019 EQUITY AND INCENTIVE COMPENSATION PLAN

1.    Purpose. The purposes of this Plan are to (i) allow for the potential to link the compensation of officers and other key employees of the Company and its Subsidiaries to the Company’s business results, (ii) attract and retain non-employee Directors, (iii) focus the efforts, actions and decision-making of such persons on meeting the Company’s goals, and (iv) potentially strengthen such persons’ ownership of and loyalty to the Company.

2.    Definitions. As used in this Plan:

(a)    “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.

(b)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(c)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(f)    “Change in Control” has the meaning set forth in Section 12 of this Plan.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(i)    “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j)    “Company” means Shiloh Industries, Inc., a Delaware corporation, and its successors.

(k)    “Date of Grant” means the date specified by the Committee (or its authorized delegate) on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee (or its authorized delegate) takes action with respect thereto).

(l)    “Director” means a member of the Board.

(m)    “Effective Date” means the date this Plan is approved by the Shareholders.

(n)    “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)    “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable

(r)    “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Stock Market or, if the Common Shares are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)    “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(t)    “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)    “Option Price” means the purchase price payable on exercise of an Option Right.

(v)    “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(w)    “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(x)    “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(y)    “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(z)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(aa)    “Plan” means the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan.

(bb)    “Predecessor Plan” means the Company’s Amended and Restated 2016 Key Employee Stock Incentive Plan.

(cc)    “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd)    “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(ee)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ff)    “Shareholder” means an individual or entity that owns one or more Common Shares.

(gg)    “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

(hh)    “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ii)    “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.    Shares Available Under the Plan.

(a)    Maximum Shares Available Under Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan shall be, in the aggregate, 1,500,000 Common Shares plus the number of remaining Common Shares available under the Predecessor Plan.

(ii)	The aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)    Share Counting Rules.

(i)

If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i). If, after the Effective Date, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for awards under this Plan.

(ii)

Notwithstanding anything to the contrary contained herein: (A) Common Shares withheld by the Company in payment of the Option Price of an Option Right will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; (B) Common Shares tendered or otherwise used in payment of the Option Price of an Option Right will not be added to the aggregate number of Common Shares available under Section 3(a)(i) above; (C) Common Shares withheld by the Company or tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; (D) Common Shares subject to an Appreciation Right that are not actually issued in connection with its Common Shares settlement on exercise thereof will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; and (E) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of Common Shares available under Section 3(a)(i) above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of Common Shares available under Section 3(a)(i) above.

(c)    Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,500,000 Common Shares.

(d)    Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i)	No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year.

(ii)

No Participant will be granted Restricted Shares, Restricted Stock Units, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 350,000 Common Shares during any calendar year.

(iii)

In no event will any Participant in any calendar year receive other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $6,000,000.

(iv)	No non-employee Director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum value in excess of $500,000.

(e)    Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 11 of this Plan, may be used for awards granted under Section 4 through Section 9 of this Plan that do not at grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

4.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per share, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)    Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Option Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)    No Option Right will be exercisable more than 10 years from the Date of Grant.

(j)    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)    Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.    Appreciation Rights.

(a)    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)    Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(d)    Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)    Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.    Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)    Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Shares that vest upon the achievement of Management Objectives may not terminate sooner than after one year.

(f)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Restricted Shares are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g)    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)    Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.    Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)    If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the applicable Restriction Period may not be a period of less than one year.

(c)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)    If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(f)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a current, or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(g)    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(h)    Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.    Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Cash Incentive Awards, Performance Shares and Performance Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(c)    Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)    Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Shares or Restricted Stock Units or in any combination thereof.

(e)    Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares or Restricted Shares or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)    The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.    Other Awards.

(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)    The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)    If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 9 is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 9 is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of the Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

10.    Administration of this Plan.

(a)    This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and/or (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.    Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.    Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)    The acquisition, directly or indirectly, in one or more transactions, by any individual, person or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), individually or in the aggregate, of thirty-five percent (35%) or more of either the then outstanding shares of common stock of the Company that are entitled to vote generally in the election of the directors (the “Outstanding Company Common Stock”) or the then combined voting power of the Company’s outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 12(a) the following acquisitions shall not constitute, or be deemed to cause a Change in Control of the Company: (A) any acquisition directly or indirectly, individually or in the aggregate by any one or more of the following entities: MTD Products Inc., MTD Holdings Inc., any subsidiaries or related parties thereof or any employee benefit plan sponsored thereby (collectively, the “MTD Entities” or individually a “MTD Entity”); (B) any acquisition by the Company which results in any one or more MTD Entity becoming the beneficial owner of thirty-five percent (35%) or more of the Outstanding Common Stock and/or the Outstanding Voting Securities; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with Sections 12(c)(i), (c)(ii) and (c)(iii) below.

(b)    A change in the composition of the Board during any twelve (12) month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either: (A) are directors of the Company as of the Effective Date; (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (A) above at the time of such election or nomination; or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors of the Company who are Incumbent Directors described in (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company; or

(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) the MTD Entities or a MTD Entity, individually or in the aggregate, or all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding a MTD Entity or MTD Entities, individually or in the aggregate, any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, individually or in the aggregate, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

13.    Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity, as determined by the Committee in its sole discretion. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14.    Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders of the Company.

15.    Transferability.

(a)    Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Shares, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)    The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition of the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event may the market value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the maximum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17.    Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)    For purposes of this Plan and Options, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein).

(d)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will pay such amount on the earlier of (A) the first business day after the date that is six-months following the Participant’s separation from service or (B) the date of the Participant’s death.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.    Amendments.

(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the Common Shares are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)    Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Company’s Shareholders.

(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)    Subject to Section 18(b) hereof, the Committee may amend the terms of any award granted under this Plan prospectively or retroactively. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.    Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.    Miscellaneous Provisions.

(a)    The Company does not and will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)    Except with respect to Section 21(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)    No Participant will have any rights as a Shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Share under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)    If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

22.    Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)    Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 3 of the Plan.

APPENDIX B

2018
Reconciliation of net income to EBITDA as adjusted by the Compensation Committee:
Net income	$11,479
Adjustments:
Interest expense, net	11,333
Depreciation and amortization	45,728
Income tax provision	(5,219)
EBITDA	63,321
Adjustments approved by the Compensation Committee	8,415
EBITDA as adjusted by the Compensation Committee	$71,736

2018
Reconciliation on Return on Capital Employed as adjusted by the Compensation Committee:
Net income	$11,479
Adjustments:
Interest expense, net	11,333
Income tax provision	(5,219)
EBIT	17,593
Adjustments approved by the Compensation Committee	8,415
EBIT as adjusted by the Compensation Committee	26,008
Average capital employed (average of net debt plus total stockholders’ equity)	$386,449
Return on capital employed	6.73%

B-1

APPENDIX C

2016 to 2018
Reconciliation of three-year cumulative net income (loss) to EBITDA as adjusted by the Compensation Committee:
Net income	$14,451
Adjustments:
Interest expense, net	44,480
Depreciation and amortization	125,021
Income tax provision	(3,251)
EBITDA	180,701
Adjustments approved by the Compensation Committee	26,023
EBITDA as adjusted by the Compensation Committee	$206,724

2016 to 2018
Reconciliation of three-year cumulative Return on Capital Employed as adjusted by the Compensation Committee:
Net income	$14,451
Adjustments:
Interest expense, net	44,480
Income tax provision	(3,251)
EBIT	55,680
Adjustments approved by the Compensation Committee	26,023
EBIT as adjusted by the Compensation Committee	81,703
Average capital employed (average of net debt plus total stockholders’ equity)	$404,671
Return on capital employed	6.73%

C-1

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet must be received by 1:00 a.m., Eastern Standard Time, on February 26, 2019.
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Annual Meeting of Stockholders Proxy Card	1234 5678 9012 345

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A	Proposals — The Board of Directors recommends a vote FOR all nominees; FOR Proposals 2, 3, 5, and 6; and for every 3 YEARS on Proposal 4.	+

1. Election of Directors:	For	Withhold		For	Withhold
01 - Cloyd J. Abruzzo	☐	☐	02 - Dieter Kaesgen	☐	☐

			For	Against	Abstain			For	Against	Abstain
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		1 Year	2 Years	3 Years	Abstain
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Proxy — SHILOH INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL

MEETING OF STOCKHOLDERS ON FEBRUARY 26, 2019.

The signor hereby constitutes and appoints Curtis E. Moll and Kenton M. Bednarz, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Shiloh Industries, Inc. to be held at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280 on Tuesday, February 26, 2019, at 9:00 a.m. EST, and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting. Directions to the Annual Meeting may be obtained by calling 1-330-558-2601.

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